                                                                   EXHIBIT 10.41

                  CREDIT  AGREEMENT

                  MADE AND ENTERED INTO

                  BY AND AMONG


                  XETEL CORPORATION,
                  A DELAWARE CORPORATION,




                  AND


                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                  A NATIONAL BANKING ASSOCIATION



                  AUGUST 2, 1999

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this "AGREEMENT") is made and entered into as of August 2, 1999, by and among XETEL CORPORATION, a Delaware corporation ("BORROWER"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("LENDER"), a national banking association.

                              W I T N E S S E T H:

     THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

1. DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

          ADJUSTED LIBOR RATE shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum equal to the lesser of (a) the sum of (1) the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves and (2) the Applicable Margin, or (b) the Highest Lawful Rate.

          AFFILIATE of any Person shall mean any other Person which controls or is controlled by or under common control with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of securities or selection of directors. Without limiting the generality of the foregoing, beneficial ownership of five percent (5%) or more of any class of voting securities of a Person or five percent (5%) of the outstanding equity interests in such Person shall be deemed to be control for purposes of compliance with the provisions of Section 7.6 hereof.

          ALTERNATE BASE RATE shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the lesser of (a) the sum of (1) the greater of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day, (ii) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus 1/2 of 1%, and (iii) the Base CD Rate in effect for such day plus 1% and (2) the Applicable Margin in effect on such day, or (b) the Highest Lawful Rate. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate, respectively. If for any reason the Lender shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii), or both, as appropriate, until the



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circumstances giving rise to such inability no longer exist.

          ALTERNATE BASE RATE BORROWING shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at the Alternate Base Rate as of such date.

          ANNUAL AUDITED FINANCIAL STATEMENTS shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year and accompanied by a report and opinion of independent certified public accountants with a "Big 5" accounting firm or other accounting firm of similar national standing and reputation, which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board and shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP. The Annual Audited Financial Statements for the Borrower and its Subsidiaries, if any, should be prepared on both a Consolidated and a consolidating basis in accordance with GAAP (with such consolidating statements to be prepared in accordance with GAAP only to the extent normal and customary).

          APPLICABLE LENDING OFFICE shall mean the Lender's Domestic Lending Office in the case of an Alternate Base Rate Borrowing and the Lender's LIBOR Lending Office in the case of a LIBOR Borrowing.

          APPLICABLE MARGIN shall mean with respect to any Loan, (a) a rate per annum of 2.25% for LIBOR Borrowings and (b) a rate per annum of 0.25% for Alternate Base Rate Borrowings. Commencing with the fiscal quarter of the Borrower ending March 27, 1999, and so long as no Default or Event of Default has occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender, the Applicable Margin shall be adjusted upward or downward, as applicable, to the respective amounts shown in the schedule below based on the Leverage Ratio for the Borrower, on a Consolidated basis, tested as of the end of the applicable fiscal quarter of the Borrower. For purposes hereof, any such adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the Monthly Unaudited Financial Statements of the Borrower have been delivered to and received by the Lender as of the end of the applicable fiscal quarter in accordance with Section 6.3(b) hereof.




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

--------------------------------------------------------------------------------------------------------------------


            Leverage Ratio               Per Annum Percentage for LIBOR        Per Annum Percentage for Alternate
                                                    Borrowings                         Base Rate Borrowings


Greater than 3.50X                                     2.75%                                   .75%

Less than or equal to 3.50X,                           2.50%                                   .50%
but greater than 3.00X

Less than or equal to 3.00X                            2.25%                                   .25%
but greater than 2.50X

Less than or equal to 2.50X,                           2.00%                                   .00%
but greater than 2.00X

Less than or equal to 2.00X                            1.75%                                   .00%
--------------------------------------------------------------------------------------------------------------------


          APPLICATIONS shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

          ASSESSMENT RATE shall mean the annual assessment rate (net of refunds) estimated by the Lender (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Lender to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Lender's domestic offices during the current calendar year.

          AVAILABILITY shall mean at any time (a) the lesser at such time of (i) the Commitment (as such amount may be reduced in accordance with the provisions of this Agreement) and (ii) the Borrowing Base, less (b) the sum of (i) the Current Sum at such time, (ii) the aggregate amount of accrued interest outstanding under the Loans at such time, and (iii) all other outstanding Obligations hereunder or any other Loan Documents which are due and payable at such time, including without limitation, Commitment Fees, fees related to any Letters of Credit, and legal fees and other amounts payable under Section 9.8 hereof.

          BASE CD RATE shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

          BORROWER shall have the meaning assigned to such term in the preamble of this Agreement.

          BORROWING BASE shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to:

          (a) 80% of the Net Amount of Eligible Receivables at such date; plus


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          (b) the lesser of (i) $3,000,000 or (ii) 25% of the amount of Eligible
Inventory at such date, all calculated at the lower of cost (determined on a FIFO basis) or market;

plus

          (c) 100% of the market value at such date of the Permitted Investment Securities held in the Borrower's account with Chase Securities, Inc., but only to the extent that the Lender has been provided with a perfected first priority Lien against such Permitted Investment Securities as Collateral for the Loans and the other Obligations.

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the aggregate amount of the Borrowing Base attributable to the components set forth in clauses (a) and (b) of the preceding sentence shall in no event exceed $10,000,000 at anytime; provided, however, that Lender shall consider, but in no event be obligated, to increase such maximum permitted amount to a level acceptable to the Lender if the Borrower shall achieve an Interest Coverage Ratio of 2.50 to 1.00 for its two (2) consecutive fiscal quarters ending March 27, 1999 or for its three (3) consecutive fiscal quarters ending June 26, 1999. If the Lender agrees to increase such maximum permitted amount due to the Borrower's achieving such Interest Coverage Ratio for its two
(2) consecutive fiscal quarters ending March 27, 1999, and if the Borrower thereafter fails to maintain such Interest Coverage Ratio for its three (3) consecutive fiscal quarters ending June 26, 1999, the Lender shall have the right to reinstate such $10,000,000 limitation for purposes of determining the maximum amount of the Borrowing Base attributable to the components set forth in such clauses (a) and (b) above.

Additionally, Lender reserves the right to adjust downward to a level acceptable to the Lender in its reasonable discretion the eighty percent (80%) advance rate set forth above for the Net Amount of Eligible Receivables if the Borrower's average dilution percentage for all Receivables exceeds ten percent (10%). The Borrowing Base will be computed on a weekly basis (based on all information reasonably available to the Lender, including without limitation, the market value of the Permitted Investment Securities pledged as Collateral and the periodic reports and listings delivered to the Lender in accordance with Sections 6.3(f), 6.3(g) and 6.3(h) hereof), and a Borrowing Base Compliance Certificate from a Responsible Officer of each Borrower shall continue to be periodically delivered to the Lender in accordance with Section 6.3(i) hereof. The Lender reserves the right to periodically determine, as frequently as daily if desired, the market value of the Permitted Investment Securities pledged as Collateral on the basis of market quotations.

          BUSINESS DAY shall mean a day when the Lender's principal office in Austin, Texas is open for business; provided, however, that with respect to LIBOR Borrowings, BUSINESS DAY shall also mean a day on which transactions in dollar deposits between lenders may be carried on in the London Eurodollar interbank market.

          BUSINESS ENTITY shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts, and other business entities.

          CAPITAL EXPENDITURES shall mean, for any period for which Capital Expenditures is calculated, (a) all capital expenditures of the Borrower and its Subsidiaries, on a Consolidated basis, for such period (including without limitation, the aggregate amount of Capital Lease Obligations incurred during such period which are required to be capitalized and reported as a liability on the



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consolidated balance sheet of the Borrower and its Subsidiaries), less (b) any proceeds received by or credited to the Borrower or its applicable Subsidiaries from the disposition of obsolete or worn out equipment or other capital assets during such period, all determined in accordance with GAAP, consistently applied.

          CAPITAL LEASE OBLIGATIONS shall mean the obligations of a Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          CLOSING DATE shall mean the earlier to occur of (a) the date of the first Loan under this Agreement or (b) August 2, 1999.

          CODE shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

          COLLATERAL shall mean all collateral and security as described in the Security Documents.

          COMMITMENT shall mean the obligation of the Lender to make Loans and incur liability for the Letter of Credit Exposure Amount in accordance with the terms of this Agreement in an aggregate principal amount at any one time outstanding up to, but not exceeding, $20,000,000 (as the same may be reduced from time to time pursuant to Section 2.4 hereof).

          COMMITMENT FEE shall have the meaning assigned to it in Section
2.3(a).

          CONSEQUENTIAL LOSS shall mean, with respect to (a) the Borrower's payment of principal of or interest on a LIBOR Borrowing on a day other than the last day of the applicable Interest Period, (b) the Borrower's failure to borrow a LIBOR Borrowing on the date specified by the Borrower for any reason, or (c) any cessation of the Adjusted LIBOR Rate to apply to the Loans or any part thereof pursuant to Section 2.9 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by the Lender as a result thereof, including without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry the Loans and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Loans.

          CONSOLIDATED shall mean, for any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

          CONTINGENT OBLIGATION shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent,



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(a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of checks or other negotiable instruments in the ordinary course of business.

          CURRENT SUM shall mean on any day, the sum of (a) the outstanding principal balance of the Note on such day plus (b) the Letter of Credit Exposure Amount on such day.

          DISCONTINUED OPERATIONS shall mean, as of any day, operations of the Borrower or any of its Subsidiaries which have been discontinued, and which, as of such day, have been fully terminated, disposed of or liquidated.

          DOMESTIC LENDING OFFICE shall mean the office of the Lender specified as its "Domestic Lending Office" opposite its name on the signature pages hereof, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

          EBITDA shall mean with respect to any Person for any period the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization of assets (excluding any depreciation and amortization applicable to Discontinued Operations as of such day), and (iv) federal, state and local income taxes, in each case of such Person for such period, computed and calculated in accordance with GAAP consistently applied.

          ELIGIBLE INVENTORY shall mean raw materials and finished goods inventory of the Borrower (but only to the extent that such raw materials and finished goods inventory is Collateral hereunder and is subject to a first priority perfected Lien in favor of the Lender), which are and at all times shall continue to be acceptable to the Lender in all respects. Standards of eligibility for raw materials and finished goods inventory may be fixed and revised prospectively from time to time solely by the Lender in the Lender's reasonable, exclusive judgment; provided that the Lender shall give the Borrower notice within a reasonable time after any change in such standards of eligibility. In general, without limiting the foregoing, inventory shall in no event be considered as Eligible Inventory without complying with the following requirements: (a) such inventory shall be valued in accordance with GAAP and consist of either raw materials which have been purchased by the Borrower or finished goods which have been purchased or produced by the Borrower; (b) such inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, is not obsolete, is not work-in-progress inventory, is not damaged, is not returned (unless such returned inventory remains salable as new goods in the ordinary course of business), is not scrap or remnants inventory, is not packaging or shipping supplies or materials and is currently usable or saleable in the normal course of business of the Borrower; (c) such inventory must not be considered "slow moving;" (d) such inventory is not in the possession of or control of any warehouseman, bailee, or any agent or processor for the Borrower, unless such warehouseman, bailee, agent, or processor has subordinated any Lien it may claim therein pursuant to a written subordination agreement acceptable to the Lender;
(e) such inventory must not be in transit and



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must be housed or stored in the United States at a location owned or leased by the Borrower; (f) if such inventory is housed or stored at a location which is leased, and not owned by the Borrower, the owner of such leased facility shall have subordinated any Lien it may claim against such inventory, whether contractual or statutory, to the Lien which the Lender holds against such inventory pursuant to a written subordination agreement acceptable to the Lender in all respects; (g) such inventory must be adequately insured to the satisfaction of the Lender pursuant to insurance coverage required by Section
6.7 hereof; and (h) the Lender has not deemed such inventory ineligible because the Lender reasonably considers the value thereof to be impaired or its ability to realize such value to be insecure; provided, however, that notwithstanding the foregoing eligibility requirements set forth in clauses (a), (b) and (c) of this sentence, if a customer of the Borrower is obligated to purchase the applicable inventory (including work-in-process) under a valid and enforceable manufacturing and service agreement between the Borrower and such customer, then such eligibility standards set forth in such clauses (a), (b) and (c) shall not be applicable to such inventory, but all other standards of eligibility otherwise set forth in this paragraph shall continue to be binding upon and applicable to such inventory; and provided further, however, that notwithstanding the foregoing eligibility requirements for inventory, any inventory acquired or manufactured by the Borrower pursuant to any manufacturing service agreement between the Borrower and any customer of the Borrower which has expired or has terminated for any reason shall be included within Eligible Inventory for up to, but not later than, the earlier to occur of (i) 30 days after the effective date of the expiration or termination of the applicable manufacturing service agreement or (ii) the actual date the applicable customer of Borrower is invoiced for all such inventory covered by the applicable manufacturing service agreement which has terminated or expired.

          ELIGIBLE RECEIVABLES shall mean, as at any date of determination thereof, Receivables created by the Borrower (but only to the extent that such Receivables are Collateral hereunder and are subject to a first priority perfected Lien in favor of the Lender) in the ordinary course of business arising out of the sale of goods or rendering of services by the Borrower, which are and at all times shall continue to be acceptable to the Lender in all respects. Standards of eligibility for Receivables may be fixed and revised from time to time solely by the Lender in the Lender's reasonable, exclusive judgment; provided that the Lender shall give the Borrower notice within a reasonable time after any change in such standards of eligibility. In general, without limiting the foregoing, an Eligible Receivable must comply with all of the following requirements: (a) all payments due on the Receivable have been billed and invoiced in a timely fashion and in the normal course of business;
(b) no payment is outstanding on the Receivable for more than 90 days after the date of invoice or 60 days past due; (c) the payments due on 50% or more of all Receivables owing to the Borrower by the applicable account debtor are less than 90 days past the date of invoice and less than 60 days past due; (d) the total Receivables owing to the Borrower by the applicable account debtor constitute 15% or less of the aggregate Receivables owing to the Borrower by all account debtors, or if the total Receivables of the applicable account debtor exceed 15% of the aggregate of all Receivables owing to the Borrower by all account debtors, the Receivables of the applicable account debtor up to such 15% limit shall be deemed to constitute Eligible Receivables (subject to compliance with all other applicable standards of eligibility) and the Receivables of the applicable account debtor exceeding such 15% limit shall be included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) only if the Receivables exceeding such 15% limit are backed or secured by a letter of credit or credit insurance satisfactory to the Lender in all respects and such letter of credit or credit insurance has been assigned to the



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Lender upon terms acceptable to the Lender in its discretion; (e) the Receivable is free and clear of all security interests, liens, charges and encumbrances of any nature whatsoever (except for the Lien in favor of the Lender); (f) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the applicable account debtor on an absolute sales basis, or from the rendering of services by or on behalf of the Borrower; (g) the Receivable constitutes an "account" within the meaning of the Uniform Commercial Code of the state in which the Borrower's principal offices are located; (h) the Borrower is not aware that the Receivable arises out of a bill and hold which is not recognizable as a sale under GAAP, consignment, progress billing, promotional (including samples), C.O.D. and cash in advance arrangement or is subject to any setoff, contra, offset, deduction, dispute, charge back, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof; (i) the applicable account debtor has finally accepted the goods or services from the sale out of which the Receivable arose and has not objected to such account debtor's liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (j) the applicable account debtor is not any Governmental Authority, unless there has been compliance satisfactory to the Lender in all respects with the Assignment of Claims Act or similar state statutes; (k) the applicable account debtor is not an Affiliate of the Borrower; (l) the account debtor must be located in the United States, except for Receivables insured or backed by credit insurance or a letter of credit in form and substance acceptable to the Lender in all respects or Receivables owing by Ericsson, Inc., Dell International, Inc. or any Subsidiary of Dell International, Inc.; (m) the Receivable complies with all material Legal Requirements (including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters);
(n) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with the terms thereof; (o) the Receivable is denominated in and provides for payment by the applicable account debtor in U.S. dollars, except for Receivables payable or denominated in foreign currency which are backed or hedged by a hedging contract or other similar device which is in form and substance acceptable to the Lender in all respects; (p) the Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP; (q) no portion of the Receivable attributable to finance charges shall be included within Eligible Receivables; and (r) the credit standing of the applicable account debtor in relation to the amount of credit extended has not become unsatisfactory to the Lender in its reasonable discretion.

          ENVIRONMENTAL CLAIM shall mean any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for
(i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of, Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances; (iii) exposure to Hazardous Substances;
(iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes a common law action, as well as a proceeding to issue, modify or



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terminate an Environmental Permit, or to adopt or amend a regulation, to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

          ENVIRONMENTAL LIABILITIES shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney's fees and court costs. ENVIRONMENTAL LIABILITY shall mean any one of them.

          ENVIRONMENTAL PERMIT shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of wastes, pollutants, contaminants or Hazardous Substances.

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

          ERISA AFFILIATE shall mean any trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

          EVENT OF DEFAULT shall mean any of the events specified in Section 8.1 hereof or otherwise specified as a Default in any other Loan Document, provided there has been satisfied any requirement in connection with any such event for the giving of notice or the lapse of time, or both, and DEFAULT shall mean any of such events, whether or not any such requirement for the giving of notice, or the lapse of time, or both, has been satisfied.

          FEDERAL FUNDS EFFECTIVE RATE shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

          FINANCIAL OFFICER shall mean, with respect to any Person, the chief financial officer of such Person.



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

          FUNDED INDEBTEDNESS shall mean, without duplication, (a) all Indebtedness and other Obligations of the Borrower and the Guarantors under this Agreement, the Notes and all other Loan Documents, (b) all Capital Lease Obligations of the Borrower or any of its Subsidiaries, and (c) all other Indebtedness for borrowed money of the Borrower, any of the Guarantors or any of their respective Subsidiaries, in each case including all payments in respect thereof that are due within one year from the applicable date of calculation of Funded Indebtedness. Funded Indebtedness shall be determined in accordance with GAAP, consistently applied.

          GAAP shall mean, as to a particular Person, those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or successor organization, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

          GOVERNMENTAL AUTHORITY shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Lender, the Borrower, any Subsidiary of the Borrower, or their respective Property.

          GRANTOR shall mean any Grantor, Assignor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

          GUARANTORS shall mean each and every Subsidiary of the Borrower, if any, which is hereafter a Guarantor.

          GUARANTY shall mean each and every guaranty of the Obligations from time to time executed and delivered to the Lender by any Guarantor, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time.

          HAZARDOUS SUBSTANCE shall mean any hazardous or toxic waste, substance or product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of "Requirements of Environmental Law," including solid waste (as defined under The Resource Conservation and Recovery Act or its regulations, as amended from time to time), petroleum and any fraction thereof and any radioactive materials and waste.

          HIGHEST LAWFUL RATE shall mean the maximum nonusurious rate of interest permitted by whichever of applicable federal or Texas law from time to time permits the higher maximum nonusurious interest rate stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "weekly ceiling" (as defined in Chapter 1D and Section 303 of the Texas Finance Code, as amended, respectively) for that day. The Bank may from time to time, as to then-current and future balances, implement any other ceiling under Chapter 1D and the Texas Finance Code and/or revise the index, formula or provision of law used to compute the rate on such obligation, if and to the extent permitted by, and in the manner provided in, Chapter 1D and the Texas Finance Code.

          INDEBTEDNESS shall mean, as to any Person, without duplication: (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond, debenture or similar instrument; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services acquired or prepayments received by such Person for inventory to be sold (except current trade accounts payable and inventory prepayments arising in the ordinary course of business); (e) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Lender and in accordance with accepted practice); and (h) all other indebtedness, liabilities and obligations of such Person which are required to be included or listed in the liabilities section of such Person's balance sheet according to GAAP; provided, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Lender in trust for the payment thereof.

          INTEREST COVERAGE RATIO shall mean as of any date that the Interest Coverage Ratio is calculated, the ratio of (a) EBITDA less Capital Expenditures for the Borrower and its Subsidiaries, on a Consolidated basis, for the applicable calculation period to (b) Interest Expense of the Borrower and its Subsidiaries, on a Consolidated basis, for such calculation period.

          INTEREST EXPENSE shall mean, with respect to any Person for any period, the interest expense of such Person during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of payments under Capital Lease Obligations allocable to interest expense, and (d) all fixed and calculable cash dividend payments on preferred stock.

          INTEREST OPTION shall have the meaning given to such term in Section 2.8(a) hereof.

          INTEREST PAYMENT DATES shall mean (a) for ALTERNATE BASE RATE BORROWINGS, (1) the first Business Day of each calendar month prior to the Maturity Date, and (2) the Maturity Date; and (b) FOR LIBOR BORROWINGS, (1) if the Interest Period applicable to such LIBOR Borrowing is equal to or less than three (3) months, the end of such Interest Period, and (2) in all other cases, on that day which is three (3) calendar months following the first day of the applicable Interest Period (or, if there be no corresponding day, on the next succeeding day which is a Business Day) and at the end of such Interest Period.

          INTEREST PERIOD shall mean the period commencing on the date of the applicable LIBOR Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in accordance herewith; provided, however, that (a) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period shall end later than the Maturity Date, and (c) interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

          INVESTMENT shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

          LEGAL REQUIREMENT shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

          LENDER shall have the meaning assigned to such term in the preamble of this Agreement.

          LETTERS OF CREDIT shall mean all standby letters of credit issued by the Lender for the account of the Borrower pursuant to the terms set forth in this Agreement.

          LETTER OF CREDIT ADVANCES shall mean all sums which may from time to time be paid by the Lender pursuant to any and all of the Letters of Credit, together with all other sums, fees, reimbursements or other obligations which may be due to the Lender pursuant to any of the Letters of Credit.

          LETTER OF CREDIT EXPOSURE AMOUNT shall mean at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Advances for which the Lender has not been reimbursed and which remain unpaid at such time.

          LEVERAGE RATIO shall mean as of any day that the Leverage Ratio is calculated, the ratio of (a) (i) Funded Indebtedness of the Borrower and its Subsidiaries, on a Consolidated basis, as of such day less (ii) the market value as of such day of the Permitted Investment Securities held by Chase Securities Inc. for the account of the Borrower which are pledged as Collateral for the Loans and other Obligations to (b) (i) EBITDA of the Borrower and its Subsidiaries, on a Consolidated basis, for the applicable calculation period plus (ii) any losses, if any, recognized by the Borrower during the applicable calculation period due to any write-off of program inventory or Receivables of the Borrower, so long as such applicable write-off has been pre-approved in writing by the Lender.

For purposes of calculating the Leverage Ratio for any period, EBITDA shall be determined for the four (4) most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the date of determination of the Leverage Ratio. The market value of the Permitted Investment Securities pledged as Collateral shall be determined by the Lender on the basis of market quotes as of the applicable calculation date.

          LIBOR BORROWING shall mean, as of any date, each portion of the principal balance of the Loans bearing interest at the Adjusted LIBOR Rate as of such date.

          LIBOR LENDING OFFICE shall mean the office of the Lender specified as its "LIBOR LENDING OFFICE" opposite or below its name on the signature pages hereof, or (if no such office is specified, its Domestic Lending Office), or such other office of the Lender as the Lender may from time to time specify in writing to the Borrower.

          LIBOR RATE shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal to such LIBOR Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of The Chase Manhattan Bank by leading lenders in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

          LIEN shall mean, with respect to any asset of any Person, (a) any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

          LOAN DOCUMENTS shall mean this Agreement, the Note, the Applications, the Security Documents, the Guaranties, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed or delivered to the Lender in connection with or pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

          LOANS shall mean the Loans made pursuant to Section 2.1 hereof. LOAN shall mean any one of the Loans.

          LOCKBOX AGREEMENT shall collectively mean one or more lockbox agreements, in Proper Form, to be executed and delivered to the Lender by the Borrower, together with all modifications and/or replacements thereof which are approved in writing by the Lender.

          MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, assets, prospects, operations, financial or other condition of the Borrower or any Subsidiary of the

Borrower, (b) the ability of the Borrower or any Guarantor to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document,
(c) the validity or enforceability of this Agreement, the Note, or any of the other Loan Documents, or the rights or remedies of the Lender hereunder or thereunder, or (d) the Lender's Lien on any material portion of the Collateral or the priority of such Lien.

          MATURITY DATE shall mean the earlier of (a) December 31, 1999, (b) any date that the Commitment is terminated in full by the Borrower pursuant to
Section 2.4 hereof, and (c) any date the Maturity Date is accelerated by the Lender pursuant to Section 8.1 hereof.

          MONTHLY UNAUDITED FINANCIAL STATEMENTS shall mean the financial statements of a Person, including all notes thereto, which statements shall include (a) a balance sheet as of the end of the respective calendar month or fiscal quarter, as applicable, (b) an income statement for such respective calendar month or fiscal quarter, as applicable, and for the fiscal year to date, subject to normal year-end adjustments, and (c) for the end of each fiscal quarter only, a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, all prepared in accordance with GAAP and certified as true and correct by a Responsible Officer of such Person. The Monthly Unaudited Financial Statements for the Borrower shall be prepared on both a Consolidated and consolidating basis (the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary).

          NET AMOUNT OF ELIGIBLE RECEIVABLES shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less each of the following items: (a) unpaid sales, excise or similar taxes owed by the Borrower (to the extent the same are included in Receivables); (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available to, or claimed by account debtors of the Borrower (to the extent the same are included in Receivables); and (c) unpaid service charges owed by the Borrower.

          NET INCOME shall mean gross revenues and other proper income credits for such Person, less all proper expenses and other income charges for such Person, including taxes on income, all determined in accordance with GAAP; provided, that there shall not be included in the calculation of such revenues any extraordinary or nonrecurring items, as determined in accordance with GAAP.

          NOTE shall mean the promissory note, substantially in the form of Exhibit A attached hereto, of the Borrower evidencing the Loans, payable to the order of the Lender in the amount of the Commitment, and all renewals, extensions, modifications, rearrangements, increases, and replacements thereof and substitutions therefor.

          OBLIGATIONS shall mean, without duplication, all obligations, liabilities and Indebtedness of the Borrower and the Guarantors with respect to the Security Documents and all other Loan Documents, including without limitation, (a) the principal of and interest on the Loans and (b) the payment or performance of all other obligations, liabilities and Indebtedness of the Borrower or the Guarantors to the Lender hereunder, under the Note, under the Letters of Credit, under the Applications or under any one or more of the other Loan Documents, including all fees, costs, expenses and indemnity obligations hereunder and thereunder. The Obligations include interest (including post-petition interest, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding) and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against the Borrower or any Guarantor or (b) the obligations of the Borrower or any Guarantor shall cease to exist by operation of law or for any other reason.

          OFFICER'S CERTIFICATE shall mean a certificate substantially in the form of Exhibit B attached hereto.

          ORGANIZATIONAL DOCUMENTS shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lender.

          PARTIES shall mean all Persons, other than the Lender, executing any Loan Documents.

          PAST DUE RATE shall mean, on any day, as follows: (a) with respect to principal which is outstanding under the Note, the sum of the Interest Option otherwise applicable thereto on such day plus four percent per annum (it being understood by the Borrower that if any such applicable Interest Option is based on the Adjusted LIBOR Rate, the Past Due Rate with respect to the applicable principal amount shall only be calculated with reference to the applicable Adjusted LIBOR Rate until the Interest Period applicable thereto expires, and upon the expiration of such applicable Interest Period, the Past Due Rate for such applicable principal amount shall be computed on the basis of the Alternate Base Rate for such day plus four percent per annum), never to exceed the Highest Lawful Rate in effect for such day, and (b) with respect to past due accrued interest, fees and other Obligations (other than past due principal outstanding under the Note), the sum of the Alternate Base Rate for such day plus four percent per annum, never to exceed the Highest Lawful Rate in effect for such day.

          PBGC shall mean the Pension Benefit Guaranty Corporation.

          PERMITTED INVESTMENT SECURITIES shall mean: (a) readily marketable, direct obligations of the United States of America or any agency or wholly owned corporation thereof which are backed by the full faith and credit of the United States, maturing within six (6) months after the date of acquisition thereof;
(b) demand deposits, certificates of deposit or other short-term direct obligations of (i) the Lender or (ii) any other domestic financial institution having capital and surplus in excess of $500,000,000, maturing within six months after the date of acquisition thereof; (c) commercial paper issued by corporations organized under the laws of the United States of America or any state thereof, each of which conducts a substantial part of its business in the United States of America, maturing within six months after the date of acquisition thereof and rated "P-1" or better by Moody Investors Service, or "A-1" or better by Standard and Poor Corporation; and (d) other Investments agreed to in writing by the Lender.

          PERSON shall mean any individual, corporation, business trust, unincorporated organization or association, partnership, joint venture, Governmental Authority or any other form of entity.

          PLAN shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations", as such term is defined in the Code, of which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which the Borrower, any of such Subsidiaries, or any ERISA Affiliate is required to contribute on behalf of its employees.

          PRIME RATE shall mean the rate of interest per annum publicly announced from time to time by the Lender, or its successor financial institution, at its principal office in Houston, Texas as its prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY THE LENDER OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. THE LENDER OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

          PRINCIPAL OFFICE shall mean the principal office in Houston, Texas of the Lender, or at such other place as the Lender may from time to time by notice to the Borrower designate.

          PROPER FORM shall mean in form and substance satisfactory to the Lender.

          PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          RATE SELECTION DATE shall mean that Business Day which is (a) in the case of the Alternate Base Rate Borrowings, the date of such borrowing, or (b) in the case of LIBOR Borrowings, the date three (3) Business Days preceding the first day of any proposed Interest Period.

          RATE SELECTION NOTICE shall have the meaning ascribed to such term in
Section 2.8(b)(1) hereof.

          RECEIVABLES shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of the Borrower, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Lender.

          REGULATION D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

          REGULATORY CHANGE shall mean any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to the Lender or including the Lender under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

          REPORTABLE EVENT shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

          REQUEST FOR EXTENSION OF CREDIT shall mean a written request for extension of credit substantially in the form of Exhibit C attached hereto.

          REQUIREMENTS OF ENVIRONMENTAL LAW shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) pollution, protection or clean-up of the air, surface water, ground water or land; (ii) solid, liquid or gaseous waste or Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iii) exposure of Persons or property to Hazardous Substances; (iv) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, or emissions of Hazardous Substances into the environment; or (v) the storage of any Hazardous Substances. REQUIREMENT OF ENVIRONMENTAL LAW shall mean any one of them.

          RESPONSIBLE OFFICER shall mean, with respect to any Person, any president or vice president, or the chief financial officer, treasurer or assistant treasurer of such Person.

          SECURITY AGREEMENTS shall mean (a) the Security Agreement (Personal Property) of even effective date herewith, between the Borrower and the Lender, covering all Receivables, inventory, equipment, and all other related tangible and intangible personal Property of the Borrower more particularly described therein, (b) the Pledge Agreement of even effective date herewith, between the Borrower and the Lender, covering all the Permitted Investment Securities now or hereafter owned by the Borrower and which are held in the Borrower's account(s) with Chase Securities Inc., (c) any and all other security agreements, pledge agreements, collateral assignments or other similar documents now or hereafter executed in favor of the Lender, as security for the payment or performance of any and/or all of the Obligations, and (d) any amendment, modification, restatement or supplement of all or any of the above-described agreements and assignments.

          SECURITY DOCUMENTS shall mean the Security Agreements, all related financing statements and any and all other agreements, mortgages, deeds of trust, chattel mortgages, security agreements, pledges, guaranties, assignments of income, assignments of contract rights, assignments or pledges of stock or partnership interests, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered in connection with, or as security for, the payment and performance of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

          STATUTORY RESERVES shall mean (a) with respect to the Adjusted LIBOR Rate, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Lender is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D, and (b) with respect to the Base CD Rate, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which the Lender is subject with respect to the Base CD Rate for new negotiable non-personal time deposits in U.S. dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, LIBOR Borrowings shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Lender under Regulation D.

          STOCK shall mean as to a Business Entity, all capital stock or other indicia of equity rights issued by such Business Entity from time to time.

          SUBORDINATED INDEBTEDNESS shall mean, with respect to the Borrower or any Guarantor, Indebtedness subordinated in right of payment to the Borrower's or such Guarantor's monetary Obligations on terms satisfactory to and approved in writing by the Lender in its discretion.

          SUBSIDIARY shall mean, as to a particular parent Business Entity, any Business Entity of which more than fifty percent (50%) of the Stock issued by such Business Entity is at the time directly or indirectly owned by such parent Business Entity or by one or more of its Affiliates.

          TANGIBLE NET WORTH shall mean, as to any Person at any time, (a) the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other amount which, in accordance with GAAP, constitutes stockholders' equity, less (b) treasury stock, officer's notes, and contract cost advances, less (c) the amount of any write-up subsequent to the effective date of this Agreement in the value of any asset above the cost or depreciated costs thereof to such Person, less (d) the book value of all assets which would be treated as intangibles under GAAP, including without limitation, good will, trademarks, trade names, patents, copyrights and licenses.

          THREE-MONTH SECONDARY CD RATE shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business
Day) by the Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Lender.

          UNUSED COMMITMENT shall mean the daily difference of (a) the amount of the highest aggregate Borrowing Base permitted on such day under the terms of the second paragraph of the "Borrowing Base" definition set forth above, never to exceed the Commitment on such day, less (b) the Current Sum on such day.

     1.2 ACCOUNTING TERMS AND DETERMINATIONS. Except where specifically otherwise provided:

          (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

          (b) Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.

          (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a Consolidated basis, and financial measurements shall be computed without duplication.

          (d) Wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

          (e) Wherever the word "herein" or "hereof" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

          (f) References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

          (g) References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

          (h) Any term defined in the Loan Documents which refers to a particular agreement, instrument, or document shall also mean, refer to, and include all modifications, amendments, supplements, restatements, renewals, extensions, and substitutions of the same; provided that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension, or substitution except as may be permitted by other provisions of the Loan Documents.

          (i) All times of day used in the Loan Documents mean local time in Austin, Texas.

          (j) Defined terms may be used in the singular or plural, as the context requires.

2. LOANS; LETTERS OF CREDIT; NOTES, PAYMENTS; PREPAYMENTS; INTEREST RATES.

     2.1 COMMITMENT. Subject to the terms and conditions hereof, the Lender agrees to make Loans to the Borrower from time to time on and after the Closing Date until, but not including, the Maturity Date, in an aggregate principal amount at any one time outstanding (including the Letter of Credit Exposure Amount at such time) up to, but not exceeding the Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Loans outstanding at any time shall not exceed (a) the lesser of (I) the Commitment and (ii) the applicable Borrowing Base at such time less (b) the Letter of Credit Exposure Amount at such time. Subject to the conditions herein, any such Loan prepaid prior to the Maturity Date may be reborrowed as an additional Loan by the Borrower pursuant to the terms of this Agreement.

     2.2 LOANS.

          (a) When requesting a Loan hereunder, the Borrower shall give the Lender notice of a request for a Loan in accordance with Section 4.1(a) hereof; provided, however, no notice of a request for a Loan in accordance with Section 4.1(a) hereof shall be required to be presented by the Borrower to the Lender if a check, ACH system transfer, wire transfer or account debit/credit request issued by, authorized or requested the Borrower shall be presented for payment against, withdrawn from or settled against any controlled disbursement account maintained with the Lender in connection with the Lockbox Agreement, and the Lender shall then make a Loan for the purpose of crediting said controlled disbursement account in an amount sufficient to permit such check, ACH system transfer, wire transfer or account debit/credit request to be honored if (I) such Loan is to be made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan, and (iii) no Default or Event of Default shall have occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender.

         (b) The Loans shall be in integral multiples of $1.00; provided, however, that the LIBOR Borrowings made on any date shall be in a minimum aggregate principal amount of $500,000, with any increases over such minimal amount being in integral aggregate multiples of $100,000.

         (c) The Lender shall render to the Borrower each month a statement of the aggregate principal amount of new Loans made to the Borrower, the aggregate amount of new Letter of Credit Advances which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of the Borrower, the amount of remittances and payments actually collected and applied by the Lender to reduce the outstanding principal balance of the Loans and to reimburse Letter of Credit Advances during such period, and the outstanding principal balances of the Loans and the aggregate Letter of Credit exposure amount outstanding at the end of such period. Such monthly statement shall be deemed to be correct, accepted by, and binding upon the Borrower unless the Lender receives a written statement of the Borrower's exceptions to such account statement within thirty (30) days after such statement was rendered to the Borrower.

     2.3 COMMITMENT, ADMINISTRATION, AND STRUCTURING FEES.

          (a) In consideration of the Lender's Commitment, the Borrower agrees to pay to the Lender a commitment fee (each a "COMMITMENT FEE") (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the sum of (I) the product of (A) 3/8 of 1% per annum times (B) the Unused Commitment, and (ii) the effective cost to the Lender of statutory reserves required to be maintained by the Lender for the amount of the Commitment in excess of the amount of the highest aggregate Borrowing Base permitted under the terms of the second paragraph of the "Borrowing Base" definition above. The good faith determination by the Lender of the effective cost of such requisite statutory reserves shall be conclusive and binding, absent manifest error. The Commitment Fee shall be due and payable in arrears
(1) on the first Business Day of each calendar month after the Closing Date prior to the Maturity Date, and (2) on the Maturity Date, with each Commitment Fee to commence to accrue as of the date hereof and to be effective as to (x) any reduction in the Commitment pursuant to Section 2.4(a) below as of the date of any such decrease and (y) any reduction or increase in the amount of the highest aggregate Borrowing Base permitted under the terms of second paragraph of the "Borrowing Base" definition above as of the date of any such reduction or increase, and each Commitment Fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the Maturity Date. All past due Commitment Fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Lender.

          (b) The Borrower hereby agrees to pay to the Lender, (I) in advance on the Closing Date, (1) a one-time administrative fee of $12,500 and (2) a one-time structuring fee in the amount of $25,000, and (ii) an additional administrative fee of $6,250 per month, payable in advance on the first day of each September, October, November and December.

     2.4 TERMINATION AND REDUCTIONS OF COMMITMENTS.

          (a) Upon at least five (5) Business Days' prior irrevocable written notice to the Lender, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitment; provided, however, that the Commitment shall not be reduced at any time to an amount not less than the Current Sum outstanding at such time. Each partial reduction of the Commitment shall be in a minimum of $500,000, or an integral multiple of $100,000 in excess thereof.

         (b) Simultaneously with any termination in whole of the Commitment pursuant to Section 2.4(a) above, the Borrower hereby agrees to pay to the Lender the Commitment Fee due and owing through and including the date of such termination on the amount of the Commitment so terminated.

         (c) To effect the payment of any and all Commitment Fees and all other Obligations outstanding and owing hereunder or under any other Loan Documents, subject to the provisions of Sections 2.1 and 4.1 hereof, the Lender may, but shall not be obligated to, make a Loan if (I) such Loan is to be made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan, and (iii) no Default or Event of Default shall have occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender. The inability of the Lender to cause the payment of any such Commitment Fees or other Obligations in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's and Guarantors' obligation to otherwise pay such amounts in accordance with the applicable terms hereof or of any other Loan Documents.

     2.5 MANDATORY AND VOLUNTARY PREPAYMENTS.

          (a) If the Current Sum at any time exceeds the Commitment, the Lender shall notify the Borrower of such excess amount (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on the Note or otherwise reimburse the Lender for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce the Current Sum to an amount no greater than the Commitment. Any prepayments required by this subparagraph (a) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

          (b) The Borrower shall make prepayments of the Loans from time to time so that the Availability equals or exceeds zero at all times. Specifically, if the Availability at any time is less than zero (except as permitted by Section 2.2(b) above), the Lender shall notify the Borrower of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on the Note or otherwise reimburse the Lender for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to cause the Availability to be at least equal to zero. Any prepayments required by this subparagraph (b) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

          (c) In addition to the mandatory prepayments required by Section 2.5(a) and (b) above, the Borrower shall have the right, at its option, to prepay any of the Loans in whole at any time or in part from time to time, without premium or penalty, except as otherwise provided in this Section 2.5 or subsections (a), (b) or (c) of Section 2.9 hereof. Each prepayment under this subsection shall be applied to the prepayment of the unpaid principal amount of the Note. Prepayments under this subparagraph (c) shall be subject to the following additional conditions:

               (1) In giving notice of prepayment as hereinafter provided, the Borrower shall specify, for the purpose of paragraphs (2) and (3) immediately following, the manner of application of such prepayment as between Alternate Base Rate Borrowings and LIBOR Borrowings; provided that in no event shall any LIBOR Borrowing be partially prepaid.

               (2) Prepayments applied to any LIBOR Rate Borrowing may be made on any

Business Day, provided, that (i) if such prepayment is made on the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall have given the Lender irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid and the particular LIBOR Borrowing to which prepayment is to be applied; (ii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall have given the Lender at least five (5) Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid, the particular LIBOR Borrowing to which such prepayment is to be applied and the prepayment date; and (iii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall pay directly to the Lender, on the last day of such Interest Period, the Consequential Loss as a result of such prepayment.

               (3) Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, provided, that the Borrower shall have given the Lender prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid.

          (d) Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

     2.6 NOTES; PAYMENTS.

          (a) All Loans made by the Lender to the Borrower shall be evidenced by the Note.

          (b) The outstanding principal balance of each and every Loan, as evidenced by the Note, shall mature and be fully due and payable on the Maturity Date.

          (c) The Borrower hereby agrees to pay accrued interest on the unpaid principal balance of the Loans on the Interest Payment Dates, commencing with the first of such dates to occur after the date hereof. After the Maturity Date, accrued and unpaid interest on the Loans shall be payable on demand.

          (d) To effect payment of accrued interest owing on the Loans as of the Interest Payment Dates, subject to the provisions of Sections 2.1 and 4.1 hereof, the Lender may, but shall not be obligated to, make a Loan to pay in full the amount of accrued interest owing and payable on the Loans as of the respective Interest Payment Date if (i) such Loan is to be made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan, and (iii) no Default or Event of Default shall have occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender. The inability of the Lender to cause a payment of any accrued interest owing on the Loans on any Interest Payment Date as of the respective due date thereof in accordance with the preceding sentence shall not in any way whatsoever effect the Borrower's obligation to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

     2.7 APPLICATION OF PAYMENTS AND PREPAYMENTS.

          (a) Except as otherwise provided in Sections 2.5(a), (b) and (d) hereof, prepayments on the Note shall be applied to payment of the unpaid principal amounts of the Note, with the balance of any such prepayments, if any, being applied to accrued interest. Payments of accrued interest on the Note in accordance with Section 2.6(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Note, while payment by the Borrower of the aggregate principal amount outstanding under the Note on the Maturity Date shall be applied to principal.

          (b) All sums payable by the Borrower to the Lender hereunder or pursuant to the Note shall be payable in United States dollars in immediately available funds not later than 1:00 p.m. on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment or prepayment received and accepted by the Lender after 1:00 p.m. shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments or prepayments shall be made at the Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

     2.8 INTEREST RATES FOR LOANS.

          (a) The Note shall bear interest on its outstanding principal balance at the Alternate Base Rate; provided, that (1) all principal outstanding after the occurrence of an Event of Default which has not been cured to the satisfaction of the Lender or waived in writing by the Lender shall bear interest at the Past Due Rate, which shall be payable upon demand, (2) all past due interest shall bear interest at the Past Due Rate, which shall be payable on demand, and (3) subject to the provisions hereof, the Borrower shall have the option of having all or any portion of the principal balances from time to time outstanding under the Note bear interest until its maturity at a rate per annum equal to the Adjusted LIBOR Rate (together with the Alternate Base Rate, individually herein called an "INTEREST OPTION" and collectively called "INTEREST OPTIONS"). The records of the Lender, with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Alternate Base Rate, except where it is expressly provided pursuant to this Agreement that the Adjusted LIBOR Rate is to apply.

          (b) The Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default or Event of Default has occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender, and subject to the provisions of the last sentence of Subsection 2.8(a) hereinabove and of Section 2.9 hereof, the Borrower may elect to have the Adjusted LIBOR Rate apply or continue to apply to all or any portion of the principal balance of the Note. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal balance of the Note. The Interest Options shall be designated or converted in the manner provided below:

               (1) The Borrower shall give the Lender notice by telephone, promptly confirmed by written notice (the "RATE SELECTION NOTICE") substantially in the form of Exhibit D hereto. Each such telephone and written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Borrowings, shall be the last day of the Interest Period applicable thereto) and the Interest Period or Periods, if any, selected by the Borrower. Such notice by telephone shall be irrevocable and shall be given to the Lender no later than the applicable Rate Selection Date. If (a) a new Loan is to be a LIBOR Borrowing, (b) an existing LIBOR Borrowing is maturing at the time that a new Loan is being requested and the Borrower is electing to have such existing portion of the outstanding principal balance of the Note going forward bear interest at the same Interest Option and for the same Interest Period as the new Loan, or (c) a portion of an Alternate Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same Interest Period as the new Loan, then the Rate Selection Notice shall be included in the Request for Extension of Credit applicable to the new Loan, which shall be given to the Lender no later than the applicable Rate Selection Date.

               (2) No more than seven (7) LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one time. Each LIBOR Borrowing shall be in a minimum aggregate principal amount of at least $500,000, with any increases over such minimum amount being in integral aggregate multiples of $100,000.

               (3) Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

               (4) Each designation or conversion shall occur on a Business Day.

               (5) Except as provided in Section 2.9 hereof, no LIBOR Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

          (c) All interest and fees will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate.

     2.9 SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS.

          (a) If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impracticable for the Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of the Lender to establish or maintain the Adjusted LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Borrower shall forthwith, upon demand by the Lender, (1) convert the Adjusted LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Lender for any additional cost or expense which the Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Lender may incur as a result of such conversion to the Alternate Base Rate. If, when the Lender so notifies the Borrower, the Borrower has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected Interest Period or Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

          (b) If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Note being maintained on the basis of the Adjusted LIBOR Rate:

               (1) subject the Lender (or make it apparent that the Lender is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee, or any deduction or withholding for any tax, levy, impost, duty, charge or fee on or from the payment due under any LIBOR Borrowing or other amounts due hereunder, other than income taxes and franchise taxes in lieu of income taxes of the United States and its political subdivisions; or

               (2) change the basis of taxation of payments due from the Borrower to the Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Lender); or

               (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Statutory Reserves, special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Lender, or against deposits or accounts in or for the account of the Lender, or against loans made by the Lender, or against any other funds, obligations or other Property owned or held by the Lender; or

               (4) impose on the Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to the Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the Adjusted LIBOR Rate, or reduce the amount of principal or interest received by the Lender, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall compensate the Lender for such increased cost or reduced amount. The Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

          The Borrower shall have the right, if it receives from the Lender any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to the Lender, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Adjusted LIBOR Rate in effect with respect to such borrowing from the Lender to the Alternate Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted; and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

          (c) If for any reason with respect to any Interest Period the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that: (1) the Lender is unable through its customary general practices to determine a rate at which the Lender is offered deposits in United States dollars by prime banks in the London interbank market, in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market, generally, the Lender is not being offered deposits for the applicable Interest Period and in an amount equal to the amount of any LIBOR Borrowing requested by the Borrower, or (2) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the Lender of making and maintaining any LIBOR Borrowing hereunder for any proposed Interest Period, then the Lender shall give the Borrower notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Borrower designating an Adjusted LIBOR Rate which has not commenced as of the date of such notice from the Lender shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Lender shall notify the Borrower that the circumstances giving rise to such notice from the Lender no longer exist, each Rate Selection Notice requesting an Adjusted LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Borrowing then in effect shall be converted, without any notice to or from the Borrower, upon the termination of the Interest Period then in effect to an Alternate Base Rate Borrowing.

          (d) THE BORROWER HEREBY AGREES TO INDEMNIFY THE LENDER AGAINST AND HOLD IT HARMLESS FROM ANY LOSS OR EXPENSE WHICH IT MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY UNTIMELY PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY THE BORROWER IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON THE NOTE, OR ANY FAILURE BY THE BORROWER TO CONVERT OR TO BORROW ANY LIBOR BORROWING ON THE DATE SPECIFIED BY THE BORROWER, IN EACH CASE INCLUDING ANY INTEREST PAYABLE BY THE LENDER TO THE LENDERS OF THE FUNDS OBTAINED BY IT IN ORDER TO MAKE OR MAINTAIN ANY LIBOR BORROWING (OR ANY PORTION THEREOF), AND, TO THE EXTENT NOT COVERED ABOVE, ANY CONSEQUENTIAL LOSS. THIS AGREEMENT SHALL SURVIVE THE PAYMENT OF THE NOTE. A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE TO THE LENDER PURSUANT TO THIS PARAGRAPH SUBMITTED BY THE LENDER TO THE BORROWER SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER, ABSENT MANIFEST ERROR, PROVIDED THE CALCULATION HEREOF IS SET FORTH IN REASONABLE DETAIL IN SUCH NOTICE.

          (e) If the Borrower requests quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by the Borrower, the Lender will use reasonable efforts to provide such quotes to the Borrower promptly. However, all such quotes provided shall be representative only and shall not be binding on the Lender, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any such rate, nor will the Borrower's failure to receive or the Lender's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of the Borrower or for the exercise of any right, option or election of the Borrower or (2) impose any duty or liability on the Lender. If the Borrower request a list of the Business Days in any calendar month, the Lender will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which the Lender believes in good faith at the time such list is prepared will be the Business Days for such month. The Lender shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

          (f) If the Lender has a LIBOR Lending Office which differs from its Domestic Lending Office, all Loans advanced by the Lender's LIBOR Lending Office shall be deemed to have been made by the Lender and the obligation of the Borrower to repay such Loans shall nevertheless be to the Lender and shall be deemed held by the Lender, to the extent of such portions of the Loan, for the account of the Lender's LIBOR Lending Office.

          (g) Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if the Lender had actually funded and maintained its portion of each LIBOR Borrowing during each Interest Period for the Loans through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

          (h) The Borrower's obligation to pay increased costs and Consequential Loss with regard to each LIBOR Borrowing as specified in this Section 2.9 hereof shall survive termination of this Agreement.

     2.10 LETTERS OF CREDIT.

               (1) Subject to the terms and conditions contained herein, the Borrower shall have the right to utilize a portion of the Commitment from time to time prior to the Maturity Date to obtain from the Lender one or more Letters of Credit for the account of the Borrower in such amounts and in favor of such beneficiaries as the Borrower from time to time shall request; provided, that in no event shall the Lender have any obligation to issue any Letter of Credit if
(i) the face amount of such Letter of Credit, plus the Letter of Credit Exposure Amount at such time would exceed $3,000,000, (ii) the face amount of such Letter of Credit, plus the Current Sum at such time, would exceed the Availability,
(iii) such Letter of Credit would have an expiry date later than five (5) Business Days prior to the scheduled Maturity Date, (iv) such Letter of Credit is not in a form and does not contain terms satisfactory to the Lender at its sole and absolute discretion, (v) the Borrower has not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Lender shall have requested, (vi) an event has occurred and is continuing which constitutes a Default or Event of Default or (vii) such Letter of Credit is not being issued or has not been issued in connection with transactions occurring in the ordinary course of business of the Borrower.

          (b) If requesting the issuance of any Letter of Credit, the Borrower shall give at least three (3) Business Days' prior written notice to the Lender, at its Domestic Lending Office, which written notice shall be the requisite Application for a Letter of Credit on the Lender's customary form.

          (c) The Borrower promises to pay to the order of the Lender the amount of all Letter of Credit Advances. Each Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Borrower to the Lender, and each Letter of Credit Advance shall bear interest from the date thereof at the Past Due Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand). To effect repayment of any such Letter of Credit Advance, the Borrower may request a Loan in accordance with the other provisions of this Agreement, or the Lender may, at its option, automatically satisfy such Letter of Credit Advance (subject to the terms and conditions of Sections 2.1 and 4.1 hereof) by making a Loan if (i) such Letter of Credit Advance is (and such Loan is to be) made prior to the Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Loan, and (iii) no Default or Event of Default shall have occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender. The failure of the Lender to elect to effect repayment of any such Letter of Credit Advance in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's obligation to pay each Letter of Credit Advance on demand and to pay interest at the Past Due Rate on the amount of unreimbursed Letter of Credit Advance. All rights, powers, benefits and privileges of this Agreement with respect to the Note, all security therefor (including the Collateral) and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrower contained in this Agreement with respect to the Note shall apply to such Letter of Credit Advances.

          (d) In consideration of the issuance of each Letter of Credit pursuant to the provisions of this Section 2.10, the Borrower agrees to pay to the Lender a letter of credit fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the product of (a) one percent (1%) per annum times (b) the undrawn upon amount of the applicable Letter of Credit, with each letter of credit fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payments thereunder by the Lender, by agreement of the beneficiary thereunder or automatically by the terms of Letter of Credit). Each letter of credit fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Lender undrawn upon by the beneficiary thereof or is fully paid by the Lender. Said letter of credit fees shall be payable in arrears to the Lender at its Principal Office in immediately available funds (i) on the first Business Day of each calendar quarter that such Letter of Credit remains open, and (ii) on the date that such Letter of Credit expires, is returned to the Lender undrawn upon by the beneficiary thereof or is fully paid by the Lender. All past due letter of credit fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Lender.

          (e) The obligations of the Borrower under this Agreement in respect of the Letters of

Credit and all Letter of Credit Advances are absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

               (1) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

               (2) any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Lender;

               (3) the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Lender) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

               (4) any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; provided, that the Lender will examine each document presented under each Letter of Credit to ascertain that such document appears on its face to comply with the terms thereof; and

               (5) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Lender or the Borrower by, under, or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Lender would prevent the Lender from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Lender shall give prompt written notice thereof to the Borrower, whereupon the Lender shall have no obligation to issue any additional Letters of Credit then or at any time thereafter. In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against any Letters of Credit issued or participated to by any Lender; (y) any fee, expense or assessment against the Letters of Credit issued by the Lender for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Lender of issuing or maintaining such Letters of Credit, or reduces any amount receivable by the Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Borrower shall pay to the Lender, upon demand and from time to time, amounts sufficient to compensate the Lender for each such increase from the effective date of such increase to the date of demand therefor. Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

          (f) THE BORROWER HEREBY INDEMNIFIES AND HOLDS HARMLESS THE LENDER FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE LENDER MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST THE LENDER BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT; PROVIDED, THAT THE BORROWER SHALL NOT BE REQUIRED TO INDEMNIFY THE LENDER FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY (I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (II) THE LENDER'S FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW. NOTHING IN THIS SECTION 2.10(F) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE BORROWER UNDER ANY OTHER PROVISION OF THIS AGREEMENT.

3. COLLATERAL.

     3.1 SECURITY DOCUMENTS. The Loans and all other Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby, financing statements pursuant to the Uniform Commercial Code and other documents, all in Proper Form, as may be reasonably required by the Lender to grant to the Lender a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under Section 7.2 hereof).

     3.2 FILING AND RECORDING. The Borrower shall, at its sole cost and expense, cause all financing statements and other Security Documents pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Lender, and take such other actions as the Lender may reasonably request, in order to perfect and protect the Liens of the Lender in the Collateral. The Borrower, to the extent permitted by law, hereby authorize the Lender to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Lender, may at any time be desirable, although the same may have been executed only by the Lender or, at the option of the Lender, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as their agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Lender.

4. CONDITIONS.

     4.1 ALL LOANS. The obligation of the Lender to make any Loan and the obligation of the Lender to issue any Letter of Credit is subject to the accuracy of all representations and warranties of the Borrower (and each Guarantor, if applicable) on the date of such Loan or issuance of such Letter of Credit, to the performance by the Borrower (and each Guarantor, if applicable) of its obligations under the Loan Documents and to the satisfaction of the following further conditions:

          (a) the Lender shall have received the following, all of which shall be duly executed and in Proper Form: (1) in the case of a Loan, other than a Loan for the purposes described in Sections 2.6(d) and 2.10(d),

               (i) by no later than 12:00 noon on the applicable Rate Selection Date, telephonic notice from the Borrower of the proposed date and amount of such Loan, and

               (ii) by no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of the Borrower;

or, in the case of issuance of a Letter of Credit, a completed Application (as may be required by the Lender) signed by a Responsible Officer of the Borrower by 12:00 noon three (3) Business Days prior to the proposed date of issuance of such Letter of Credit and payment of the first letter of credit fee as and by the time required in Section 2.10 of this Agreement, along with, in each case, such financial information as the Lender may reasonably require to substantiate compliance with all financial covenants contained herein by the Borrower; and
(2) such other Applications, certificates and other documents as the Lender may reasonably require;

          (b) Availability must be in excess of or equal to zero, after giving effect to the requested Loan(s) or Letter(s) of Credit;

          (c) all representations and warranties of the Borrower and any other Person set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date, except for (i) those representations and warranties which relate only to the Closing Date and (ii) those changes in such representations and warranties otherwise permitted by the terms of this Agreement;

          (d) the Borrower (and each Guarantor, if applicable) shall be in compliance with all the terms and provisions contained in this Agreement or in any other Loan Document which are to be observed or performed by the Borrower (or such Guarantor, if applicable), including without limitation, the provisions of Section 6.15(a) below;

          (e) there shall have occurred no Material Adverse Effect, after giving effect to the requested Loan(s) or Letter(s) of Credit;

          (f) no Default or Event of Default shall have occurred which has not been waived in writing by the Lender or cured to the satisfaction of the Lender;

          (g) if requested by the Lender, it shall have received a certificate executed by the Financial Officer or other Responsible Officer of the Borrower as to the compliance with subparagraphs (b) through (f) above;

          (h) the making of such Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Lender to, any penalty or onerous condition under any Legal Requirement; and

          (i) the Borrower shall have paid all legal fees and expenses of the type described in Section 9.8 hereof for which invoices have been presented (1) through the Closing Date, with respect to the initial Loan advanced hereunder, and (2) fifteen (15) days prior to the date of all other Loans or the issuance of any Letter of Credit after the Closing Date.

     4.2 FIRST LOAN. In addition to the matters described in Section 4.1 hereof, the obligation of the Lender to make the initial Loan or the obligation of the Lender to issue the first Letter of Credit is subject to the receipt by the Lender of each of the following, in Proper Form:

          (a) the Note executed by the Borrower;

          (b) the Security Documents executed by the Borrower and all other necessary Parties, as applicable;

          (c) a certificate executed by the Secretary or an Assistant Secretary of the Borrower dated as of the date hereof, substantially in the form attached hereto as Exhibit E;

          (d) the most recent schedule and aging of Receivables of the Borrower (dated within thirty (30) days of the Closing Date);

          (e) a copy of the Lender's field examination;

          (f) the Borrower and the Lender shall have entered into the Lockbox Agreement;

          (g) copies of all manufacturing servicing agreements of the Borrower which the Lender shall have requested;

          (h) copies of all employment agreements, management fee agreements and tax sharing agreements which the Lender shall have requested;

          (i) copies of the Borrower's Annual Audited Financial Statements for the fiscal year ending March 27, 1999;

          (j) all other Loan Documents and any other instruments or documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Lender may reasonably request, executed by the Borrower or any other Person required by the Lender, including without limitation, the Lockbox Agreement;

and subject to the further conditions that, at the time of the initial Loan, (1) the ownership, corporate structure, solvency and capitalization of the Borrower shall be reasonably satisfactory to the Lender in all respects; (2) the Lender shall have had the opportunity, if they elect, to examine the books of account and other records and files of the Borrower and to make copies thereof; (3) all such actions as the Lender shall reasonably require to perfect the Liens created pursuant to the Security Documents shall have been taken, including without limitation, the delivery to the Lender of all Property with respect to which possession is necessary for the purpose of perfecting such Liens, and with respect to Collateral covered by the Security Agreements, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements; (4) the Lender shall also have received evidence reasonably satisfactory to it that the Liens created by the Security Documents constitute first priority Liens (except for any Liens expressly provided for in Sections 7.2(c), (d) and

(e) below), including without limitation, satisfactory title commitments, Uniform Commercial Code search reports and executed releases of liens or termination statements with respect to any existing prior Liens to be released;
(5) the Borrower shall have paid all fees owed to the Lender by the Borrower under the Commitment Letter or this Agreement, including without limitation, legal fees and expenses described in Section 9.8 or otherwise for which invoices have been presented as of the Closing Date; and (6) all other legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to counsel for the Lender.

5. REPRESENTATIONS AND WARRANTIES.

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender, as of the date hereof and as of the date any Loan is made hereunder or any Letter of Credit is issued hereunder, as follows:

     5.1 ORGANIZATION. The Borrower is duly organized, validly existing and in good standing under the laws of the state of Delaware; has all power and authority to own its respective Property and assets and to conduct its respective business as presently conducted; and is duly qualified to do business and in good standing in each and every state in the United States of America where its respective business requires such qualification, except for those states in which the failure to qualify and/or be in good standing does not cause a Material Adverse Effect to occur.

     5.2 FINANCIAL STATEMENTS. The financial statements of the Borrower delivered to the Lender prior to the Closing Date, all fairly present, in accordance with GAAP, the financial condition and the results of operations of the Borrower as of the dates and for the periods indicated. No Material Adverse Effect has occurred since the date of the most recent of such financial statements which is not otherwise disclosed in such financial statements themselves.

     5.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary corporate, and if necessary shareholder, action; are within the power and authority of the Borrower; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Borrower; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Borrower or any of its Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of the Borrower except as expressly contemplated therein. All necessary approvals of any Governmental Authority and all other requisite permits, registrations and consents for the performance have been obtained for the delivery and performance of the Loan Documents.

     5.4 OTHER DEBT. To the Borrower's knowledge, the Borrower is not in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party.

     5.5 LITIGATION. Except as set forth on Schedule 5.5 attached hereto, there is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower before or by any Governmental

Authority or arbitral body. The Borrower is not in default with respect to any writ, rule, regulation, or order of any Governmental Authority.

     5.6 TAXES. The Borrower has filed all federal, state, local or foreign tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP. No federal income tax returns of the Borrower have been audited by the Internal Revenue Service, except for the Borrower's 1993, 1994 and 1995 tax years, and each of such previous years' audits has been satisfactorily completed. The Borrower is not a party to, and does not have any obligation under, any tax sharing arrangement.

     5.7 NO MATERIAL MISSTATEMENTS. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Borrower to the Lender in connection with this Agreement or any other Loan Documents knowingly contains any material misstatement of fact or knowingly omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.8 SUBSIDIARIES. As of the date hereof, the Borrower has no Subsidiaries other than Foreign Sales Corporation, a Jamaica corporation wholly owned by the Borrower.

     5.9 REPRESENTATIONS BY OTHERS. All representations and warranties made by or on behalf of the Borrower in any Loan Document shall constitute representations and warranties of the Borrower hereunder.

     5.10 PERMITS, LICENSES, ETC. The Borrower possesses all material permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights required to conduct its respective business.

     5.11 ERISA. No Reportable Event has occurred with respect to any Plan. Each Plan complies in all material respects with all applicable provisions of ERISA, and the Borrower or each ERISA Affiliate have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower does not have any knowledge of any event which could reasonably be expected to result in a liability of the Borrower or any ERISA Affiliate to the PBGC other than for applicable premiums. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No event has occurred and no condition exists that could reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of the Borrower or any ERISA Affiliate. No event has occurred and no condition exists that could reasonably be expected to cause the Lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of the Borrower or any ERISA Affiliate.

     5.12 TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

          (a) The Borrower has good and marketable title to, or a valid leasehold interest in, all of its Property and assets shown on the most recent Consolidated balance sheets of the Borrower referred to in Section 5.2 hereof and all assets and Property acquired since the date of such balance sheets, except for such Property as is no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrower to conduct its business as now conducted. All such assets and Property are free and clear of all Liens other than those permitted by Section 7.2 hereof.

          (b) The Borrower has complied in all material respects with all obligations under all leases to which any of them is a party and under which any of them is in occupancy, except where non-compliance does not effect the Borrower's use or occupancy thereof, as applicable, and all such leases are in full force and effect, and the Borrower enjoys peaceful and undisturbed possession under all such leases.

     5.13 ASSUMED NAMES. The Borrower does not currently conducts its business under any assumed name or names, except as set forth on Schedule 5.13 attached hereto.

     5.14 INVESTMENT COMPANY ACT. The Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

     5.15 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "public utility company," or an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or a "subsidiary company" of a "registered holding company," or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). To the best of the Borrower's knowledge, the Borrower is not an "affiliate" or a "subsidiary company" of an unregistered, non-exempt "holding company" as such terms are defined in PUHCA.

     5.16 AGREEMENTS. Schedule 5.16 attached hereto is a complete and correct list, as of the Closing Date, of (i) all credit agreements for borrowed money, indentures and capitalized leases to which the Borrower is a party and all Property of the Borrower subject to any Lien securing such Indebtedness or lease obligation, (ii) each letter of credit and guaranty to which the Borrower is a party, (iii) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Indebtedness for borrowed money of the Borrower (other than the Indebtedness hereunder), and
(iv) all obligations of the Borrower to issuers of appeal bonds issued for account of the Borrower. The Borrower shall, upon, request by the Lender, deliver to the Lender a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in Schedule 5.16 or arising after the date hereof, including any modifications or supplements thereto, as in effect on the date hereof.

     5.17 ENVIRONMENTAL MATTERS. Except as is described on Schedule 5.17 attached hereto, no activity of the Borrower requires any Environmental Permit which has not been obtained and which is not now in full force and effect. The Borrower is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit. The

Borrower (i) has obtained and maintained in effect all Environmental Permits,
(ii) along with its respective Properties has been and is in material compliance with all applicable Requirements of Environmental Law and Environmental Permits,
(iii) along with its respective Properties is not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, except as set forth on Schedule 5.17 attached hereto, and (iv) has not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its respective Properties. The Borrower has no actual knowledge of any violation of any applicable Requirements of Environmental Law and Environmental Permits by, or Environmental Claims or Environmental Liabilities arising against, any of the prior owners or operators and predecessors in interest with respect to the Borrower's Property.

     5.18 NO CHANGE IN CREDIT CRITERIA OR COLLECTION POLICIES. There has been no material adverse change in credit criteria or collection policies concerning Receivables of the Borrower since December 10, 1998.

     5.19 SOLVENCY.

               (1) The value of the assets of the Borrower is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower.

          (b) The assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its businesses as now conducted and as proposed to be conducted including the capital needs of the Borrower, taking into account (1) the nature of the businesses conducted by the Borrower, (2) the particular capital requirements of the businesses conducted by the Borrower, (3) the anticipated nature of the businesses to be conducted by the Borrower in the future, and (4) the projected capital requirements and capital availability of such current and anticipated businesses.

          (c) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the timing and amounts to be payable on or in respect of debt of the Borrower). The cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, should at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are anticipated to be required to be paid.

          (d) The Borrower does not believe that final judgments against it in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower, after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in subparagraph (c) of this Section 5.19), should at all times be sufficient to pay all such judgments promptly in accordance with their terms.

     5.20 STATUS OF RECEIVABLES AND OTHER COLLATERAL. The Borrower represents and warrants that (a) the Borrower is and shall be the sole owner, free and clear of all Liens, except in favor of the Lender or otherwise permitted under
Section 7.2 hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of Collateral owned by the Borrower; (b) each Eligible Receivable is and shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the account debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower, or work, labor and/or services theretofore rendered by the Borrower; (c) no Eligible Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Eligible Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creators' rights generally; (e) to the best of the Borrower's knowledge, each account debtor, guarantor or endorser with respect to any Eligible Receivable is solvent and able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Eligible Receivables shall be true and correct and in all respects what they purport to be; (g) to the best of the Borrower's knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) the Borrower shall maintain books and records pertaining to the respective Collateral owned by each of them in detail, form and scope as the Lender shall reasonably require; (i) concurrently with the delivery by the Borrower to the Lender of any accounts receivable aging or any sales report summary hereunder, the Borrower will disclose to the Lender which Receivables, if any, arise out of contracts with the United States or any department, agency, or instrumentality thereof, and will, upon request from the Lender, execute or cause to be executed any instruments and take any steps required by the Lender in order that all monies due or to become due under any such contract shall be assigned to the Lender and notice thereof given under the Federal Assignment of Claims Act; (j) the Borrower will, promptly after any Responsible Officer learns thereof, report to the Lender any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters materially affecting the value, enforceability, or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or other instrument shall be promptly pledged, endorsed, assigned, and delivered to the Lender as additional Collateral; (l) the Borrower shall not redate any invoice or sale or make or allow to be made sales on extended dating beyond that customary in the industry; (m) the Borrower shall conduct cycle counts of its inventory at such intervals as the Lender may request and promptly supply the Lender with a copy of such counts upon the written request of the Lender, accompanied by a report of the value (based on the lower of cost, on a FIFO basis, or market value) of such inventory; and (n) the Borrower shall not be entitled to pledge the Lender's credit on any purchases or for any purpose.

     5.21 YEAR 2000 REPROGRAMMING. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Borrower's computer systems, and

(b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface), and the testing of all such systems and equipment as so reprogrammed, will be completed by September 30, 1999. To the Borrower's knowledge, the cost to the Borrower of such reprogramming and testing of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default, an Event of Default, or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, to the Borrower's knowledge, the computer and management information systems of the Borrower are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without any Material Adverse Effect.

6. AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees with the Lender that prior to the termination of this Agreement, it will do, cause each of its Subsidiaries, if any, to do, and if necessary cause to be done, each and all of the following:

     6.1 BUSINESSES AND PROPERTIES. At all times: (a) do or cause to be done all commercially reasonable things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated; (c) comply with all Legal Requirements applicable to the operation of such businesses whatever now in effect or hereafter enacted (including without limitation, all Legal Requirements relating to public and employee health and safety and all Environmental Laws) and with any and all other Legal Requirements; and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     6.2 TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials, and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof (except as otherwise permitted by Section 7.2 hereof), unless being diligently contested in good faith by appropriate proceedings and as to which adequate reserves in an amount not less than the aggregate amount secured by such Liens have been established in accordance with GAAP; provided, however, that such contested amounts giving rise to such Liens shall be immediately paid upon commencement of any procedure or proceeding to foreclose any of such Liens unless the same shall be validly stayed by a court of competent jurisdiction or a surety bond, which is satisfactory in all respects to the Lender, and is delivered to the Lender in an amount no less than such contested amounts.

     6.3 FINANCIAL STATEMENTS AND INFORMATION. Furnish to the Lender three (3) copies of each of the following: (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, Annual Audited Financial Statements of the Borrower and its Subsidiaries; (b) as soon as available and in any event within thirty (30) days after the end of each calendar month, Monthly Unaudited Financial Statements of the Borrower and its Subsidiaries; (c) promptly after the same become publicly available, copies of such registration statements, annual, quarterly, periodic and other reports and filings, and such proxy statements and other information, if any, filed by the Borrower with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, including without limitation, all 10-Q and 10-K Reports; (d) concurrently with the financial statements provided for in Subsections 6.3(a) and 6.3(b) hereof, (1) an Officer's Certificate, signed by a Responsible Officer of the Borrower, and (2) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of Section 6.10 hereof to become a Guarantor at the request of the Lender, but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the Borrower; (e) as soon as available and in any event within fifteen (15) days after the date of issuance thereof (if any such management letter is ever issued), a management letter prepared by the independent public accountants who reported on the financial statements provided for in Subsection 6.3(a) above, with respect to the internal audit and financial controls of the Borrower and its Subsidiaries; (f) as soon as available, and in any event no later than the third Business Day after each Saturday of each calendar week, a weekly Receivables report setting forth the sales, collections, and customer credits for the Borrower for the calendar week ending on Saturday of the immediately preceding week, certified by a Responsible Officer of the Borrower; (g) as soon as available and in any event on or before the third Business Day after each Saturday of each calendar week, an inventory designation for the Borrower as of the end of business on Saturday of the immediately preceding week, certified by a Responsible Officer of the Borrower; (h) as soon as available and in any event within fifteen (15) days after the end of each month, accounts receivable agings and reconciliations (it being understood that such reconciliations shall only be current as of each fiscal month end during the Borrower's applicable fiscal year and shall not be current as of the end of the applicable calendar month), inventory designations, accounts payable agings, monthly sales report summaries, open order reports and all other schedules, computations and other information, all in reasonable detail, as may be reasonably required or requested by the Lender, all certified by a Responsible Officer of the Borrower; (i) as soon as available and in any event within fifteen (15) days after the end of each month, a Borrowing Base Compliance Certificate, signed by a Responsible Officer of the Borrower in the form attached hereto as Exhibit F; (j) as soon as available and in any event on or before fifteen (15) days after each annual Board of Directors meeting of the Borrower (each such meeting to be held not later than 45 days after the end of each fiscal year of the Borrower), management-prepared Consolidated and consolidating financial projections of the Borrower and its Subsidiaries for the immediately following fiscal year (setting forth such projections on both an annual basis and on a quarterly basis for the upcoming fiscal year), such projections to be in such format and detail as reasonably requested by the Lender; and (k) such other information relating to the financial condition, operations and business affairs of the Borrower or any of its Subsidiaries, as from time to time may be reasonably requested by the Lender.

     6.4 INSPECTION. Upon reasonable notice (which may be telephonic notice), at all reasonable times and as often as the Lender may request, permit any authorized representative designated by the Lender to visit and inspect the Properties and financial records of the Borrower and its Subsidiaries and to make extracts from such financial records at the Lender's expense, and permit any authorized representative designated by the Lender to discuss the affairs, finances and condition of the Borrower and its Subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. The Lender agrees that it shall schedule any meeting with any such independent public accountant through the Borrower, and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. The Lender shall have the right to examine, as often as it may request, the existence and condition of the Receivables, books and records of the Borrower and its Subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents, subject to governmental confidentiality requirements. Prior to the occurrence of a Default or Event of Default which is continuing, such examinations shall be at the Borrower's expense not more than once prior to December 31, 1999, and thereafter, if the Maturity Date is hereafter extended pursuant to the written consent and agreement of the Lender, not more than three (3) times in any consecutive twelve
(12) month period; provided, however, that any and all such examinations conducted after the occurrence of any Default or Event of Default which is then continuing shall be at the Borrower's expense. The Lender shall also have the right to verify with any and all customers of the Borrower and any of its Subsidiaries the existence and condition of the Receivables, as often as the Lender may require, without prior notice to or consent of the Borrower or any of its Subsidiaries.

     6.5 FURTHER ASSURANCES. Upon request by the Lender, promptly execute and deliver any and all other and further instruments which may be reasonably requested by the Lender to (a) cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Loan Documents or so intended to be and (b) grant, preserve, protect and perfect the first priority Liens created by the Security Documents in the Collateral.

     6.6 BOOKS AND RECORDS. Maintain financial records and books in accordance with accepted financial practice and GAAP.

     6.7 INSURANCE.

          (a) Keep its insurable Properties adequately insured at all times by financially sound and reputable insurers.

          (b) Maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, employee liability and business interruption, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the Property of the Borrower and each of its Subsidiaries against all risk of physical damage, including without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Lender, but in no event at any time in an amount less than the replacement value of the Collateral.

          (c) Maintain in full force and effect worker's compensation coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, in such amounts as the Lender shall reasonably deem necessary.

          (d) Maintain such other insurance as may be required by law or as may be reasonably requested by the Lender for purposes of assuring compliance with this Section 6.7. All insurance covering tangible personal Property subject to a Lien in favor of the Lender granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Lender and shall further provide for at least 30 days' prior written notice to the Lender of the cancellation or substantial modification thereof.

     6.8 ERISA. At all times: (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan, that could result in the imposition of material damages or a material excise tax on the Borrower or any of its Subsidiaries, furnish the Lender a statement executed by a Responsible Officer of the Borrower or such Subsidiary setting forth the details thereof and the action which the Borrower or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (e) notify the Lender promptly upon receipt by the Borrower or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the PBGC and furnish the Lender with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Lender with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Lender requests such report; (f) furnish the Lender with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 302 of ERISA or Section 412 of the Code or within 10 days of a failure to make any such required contributions when due furnish the Lender with written notice of such failure.

     6.9 USE OF PROCEEDS. Subject to the terms and conditions contained herein, use the proceeds of the Loans for (a) financing ongoing working capital needs of the Borrower not otherwise prohibited herein, (b) refinancing the Borrower's existing Indebtedness to the Lender, (c) for general corporate purposes of the Borrower in the ordinary course of business not otherwise prohibited herein, and/or (d) payment of the Obligations, as provided in this Agreement; provided, that no proceeds of any Loan shall be used (w) for the purpose of purchasing or carrying directly or indirectly any margin stock as defined in Regulation U ("REG U") of the Board of Governors of the Federal Reserve System, (x) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock, (y) for any other purpose which would cause such Loan to be a "purpose credit" within the meaning of Reg U and
(z) for any purpose which would constitute a violation of Reg U or of Regulations G, T or X of the Board of Governors of the Federal Reserve System or any successor regulation of any thereof or of any other rule, statute or regulation governing margin stock from time to time.

     6.10 CORPORATE GUARANTORS, JOINDER AGREEMENTS. Promptly inform the Lender of the creation or acquisition of any Subsidiary of the Borrower after the Closing Date, cause each such Subsidiary created after the Closing Date (except as provided for below) to become a

Guarantor by execution and delivery to the Lender of a Guaranty, together with such related certificates, legal opinions and documents (including Organizational Documents) as the Lender may reasonably require; provided, however, that any foreign Subsidiary shall not be required to become a Guarantor hereunder if the Lender receives a first priority pledge of no less than sixty-five percent (65%) of all issued and outstanding indicia of equity rights (including capital stock) in such foreign Subsidiary contemporaneously with the acquisition or creation by the Borrower or other Subsidiary of such foreign Subsidiary.

     6.11 NOTICE OF EVENTS. Notify the Lender immediately after any Responsible Officer of Borrower or any of its Subsidiaries acquires knowledge of the occurrence of, or if the Borrower or any of its Subsidiaries causes or intends to cause, as the case may be, any of the following: (i) the institution of any lawsuit, administrative proceeding or investigation affecting the Borrower or any of its Subsidiaries, including without limitation, any audit by the Internal Revenue Service; (ii) any development or change in the business or affairs of the Borrower or any of its Subsidiaries which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of the Borrower, a Material Adverse Effect; (iii) any Event of Default or Default, together with a detailed statement by a Responsible Officer on behalf of the Borrower of the steps being taken to cure the effect of such Event of Default or Default; (iv) the occurrence of a default or event of default by the Borrower or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could have a Material Adverse Effect;
(v) any violation by, or investigation of the Borrower or any of its Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have, in the reasonable judgment of any Responsible Officer of the Borrower, a Material Adverse Effect; and (vi) any change in the accuracy of any material representations and warranties of the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document.

     6.12 ENVIRONMENTAL MATTERS. Without limiting the generality of Section 6.1(c) hereof, (a) comply in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law, or Environmental Permit; (b) obtain and maintain in effect all Environmental Permits; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities.

     6.13 END OF FISCAL YEAR. Cause each of its fiscal years to end on the fourth Saturday of March or the first Saturday of April of the applicable year.

     6.14 PAY OBLIGATIONS AND PERFORM OTHER COVENANTS. Make full and timely payment of the Obligations, whether now existing or hereafter arising, duly comply with all of the terms and covenants contained in this Agreement and in each of the other Loan Documents at all times and places and in the manner set forth therein, and except for the filing of continuation statements and the making of other filings by the Lender as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by Section 7.2 hereof) and supply all information to the Lender necessary for such maintenance.

     6.15 COLLECTION OF RECEIVABLES; APPLICATION OF LOCKBOX AGREEMENT PROCEEDS.

          (a) At the Borrower's own cost and expense, arrange for remittances on all Receivables to be made directly to one or more lockboxes designated by the Lender under the terms of the Lockbox Agreement or in such other manner as the Lender may direct. All remittances on all Receivables processed through the lockbox(es) in accordance with this Section 6.15(a) shall be promptly deposited for collection in one or more accounts designated by the Lender, subject to withdrawal by the Lender only, as hereinafter provided. In connection therewith, the Lender is irrevocably authorized to cause all collected balances received from such remittances on Receivables to be immediately applied by the Lender to reduce the outstanding balance of the Loans.

          (b) The Borrower shall cause all payments, if any, received by the Borrower on account of Receivables which are not forwarded directly to the above-described lockbox(es) (whether in the form of cash, checks, notes, drafts, bills of exchanges, money orders or otherwise) to be promptly deposited in precisely the form received (but with any endorsements of the Borrower necessary for deposit or collection) in the account or accounts designated by the Lender in accordance with the provisions of Section 6.15(a) above.

     6.16 ADDITIONAL RECEIVABLES DOCUMENTATION. In addition to the Receivables information delivered pursuant to the other provisions of this Agreement, furnish such further schedules and/or information as the Lender may require relating to the Receivables (including without limitation, sales invoices). The items to be provided under this Section 6.16 are to be in form satisfactory to the Lender and are to be executed and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral. The Borrower's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien or security interest in the Collateral.

     6.17 YEAR 2000 COMPLIANCE. Complete and furnish such questionnaires and submit to any additional due diligence reasonably required by the Lender in order to confirm that the representations and warranties set forth in Section
5.21 hereof are true and correct in all material respects.

7. NEGATIVE COVENANTS.

     The Borrower covenants and agrees with the Lender that prior to the termination of this Agreement, it will not, and will not suffer or permit any of its Subsidiaries, if any, to, do any of the following, unless otherwise agreed to in writing by the Lender:

     7.1 INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent, or otherwise, except the following:

          (a) Indebtedness to the Lender pursuant hereto;

          (b) Indebtedness secured by Liens permitted by Section 7.2 hereof;

          (c) Purchase money Indebtedness (including the amount of any Capital Lease Obligations required to be capitalized and included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries) incurred to finance Capital Expenditures (to the extent permitted by Section 7.12 hereof);

          (d) Subordinated Indebtedness, with no renewals, extensions, modifications or increases thereof being permitted;

          (e) other liabilities existing on the date of this Agreement and set forth on Schedule 5.16 attached hereto, with no renewals, extensions, modifications or increases thereof being permitted;

          (f) current accounts payable and unsecured current liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Borrower in the ordinary course of its business;

          (g) Indebtedness of any Guarantor to the Borrower or to any other Guarantor, or the Indebtedness of the Borrower to any Guarantor;

          (h) current and deferred taxes and other assessments and governmental charges (to the extent permitted by Section 7.2(e) hereof); and

          (i) liabilities and obligations under agreements or arrangements designed to protect the Borrower against fluctuations in interest rates accruing under the credit facility governed by this Agreement, including without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements.

     THE BORROWER, THE LENDER, AND EACH GUARANTOR (BY ITS EXECUTION OF A GUARANTY) AGREE THAT, NOTWITHSTANDING ANYTHING CONTAINED IN SECTION 7.1(g) OR IN ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT WHICH MAY APPEAR TO BE TO THE CONTRARY, ANY AND ALL INDEBTEDNESS PERMITTED BY SECTION 7.1(g) HEREOF (TOGETHER WITH ANY AND ALL LIENS FROM TIME TO TIME SECURING THE SAME AS PERMITTED BY
SECTION 7.2(i) HEREOF) IS HEREBY MADE AND AT ALL TIMES HEREAFTER SHALL BE INFERIOR AND SUBORDINATE IN ALL RESPECTS TO THE OBLIGATIONS FROM TIME TO TIME OWING TO THE LENDER PURSUANT HERETO AND TO ANY LIEN AGAINST ANY COLLATERAL FROM TIME TO TIME NOW OR HEREAFTER SECURING ANY OF SUCH OBLIGATIONS PURSUANT TO THE TERMS HEREOF AND THE SECURITY DOCUMENTS. THE BORROWER AGREES TO EXECUTE AND DELIVER ON ITS OWN BEHALF, AND TO CAUSE TO BE EXECUTED AND DELIVERED BY AND ON BEHALF OF THE GUARANTORS, ANY AND ALL SUBORDINATION AGREEMENTS, IN FORM AND CONTENT REASONABLY ACCEPTABLE TO THE LENDER, WHICH THE LENDER MAY HEREAFTER REQUIRE TO FURTHER EVIDENCE THE SUBORDINATION OF THE INDEBTEDNESS PERMITTED BY
SECTION 7.1(g) ABOVE AND THE LIENS PERMITTED BY SECTION 7.2(i) ABOVE.

     7.2 LIENS. Create or suffer to exist any Lien upon any of its Property (including without limitation, real property assets) now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Borrower and its Subsidiaries (or any of them), if applicable, may create or suffer to exist:

          (a) Liens in effect on the date hereof and which are described on
Schedule 7.2 attached hereto, provided, that the Property covered thereby does not increase in quantity and such Liens may not be renewed and extended;

          (b) Liens in favor of the Lender;

          (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

          (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith by appropriate proceedings as to which the Borrower or any of its Subsidiaries, as the case may be, shall, to the extent required by GAAP, consistently applied, have set aside on its books adequate reserves;

          (e) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent, are permitted by Section 6.2 hereof or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of taxes, assessments and governmental charges or levies which are either permitted by
Section 6.2 hereof or are being contested at any time exceed $50,000 and that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

          (f) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its Property or assets or materially impair the use thereof in the operation of its business;

          (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

          (h) Purchase money Liens securing the Indebtedness permitted by
Section 7.1(c) above, provided, as a result of the creation of any such Lien,
(i) no Default or Event of Default shall have occurred, (ii) the principal amount of such Lien does not exceed 100% of the purchase price; of the asset acquired with such permitted Indebtedness plus accrued interest on such Indebtedness plus protective advances made by the holder of such permitted Indebtedness, and (iii) such Lien shall not apply to any other Property other than the asset acquired with such purchase money Indebtedness; and

          (i) Liens in favor of the Borrower or any Guarantor securing any Indebtedness permitted pursuant to Sections 7.1(g) hereof.

Provided, however, notwithstanding anything contained above in this Section 7.2 to the contrary, if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings as to the Borrower or any of its Subsidiaries, the Indebtedness giving, rise to such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond with respect thereto (which is satisfactory in all respects to the Lender), is posted.

     7.3 CONTINGENT LIABILITIES. Create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, other than the Obligations of each Guarantor to the Lender under the terms of any Guaranty.

     7.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of related transactions, directly or indirectly:

          (a) Wind up its affairs, liquidate or dissolve;

          (b) Be a party to any merger or consolidation;

          (c) Sell, convey, lease, transfer or otherwise dispose of all or any portion of the assets (except for the sale of inventory or the sale of obsolete or worn out fixed assets in the ordinary course of business for fair and adequate consideration, so long as the net proceeds received by the Borrower from any such sale of fixed assets are utilized by the Borrower to pay for the replacement of any such obsolete or worn out fixed assets so sold or are applied as a prepayment against the Loans and other Obligations then outstanding hereunder) of the Borrower and/or any of its Subsidiaries, or agree to take any such action;

          (d) Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary to do so with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than to the Borrower;

          (e) Take any board of director or shareholder action with a view toward dissolution, liquidation or termination; or

          (f) Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any shares of Stock of, or similar interest in, any Person.

     7.5 NATURE OF BUSINESS. Materially change the nature of its business or enter into any business which is substantially different from the business in which it is engaged as of the Closing Date.

     7.6 TRANSACTIONS WITH RELATED PARTIES.

          (a) Except for transactions, contracts, or agreements existing on the Closing Date and which are set forth on Schedule 7.6 attached hereto (and any renewals and extensions of such existing transactions, contracts, or agreements, so long as such renewals and extensions are upon terms and conditions substantially identical to the terms and conditions set forth in the existing transactions, contracts, and agreements), enter into any other transaction, contract, or agreement of any kind with any Affiliate, officer, or director of the Borrower or any of its Subsidiaries, unless such transaction, contract, or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources.

          (b) The Borrower will not permit the compensation paid by the Borrower or any of its Subsidiaries to any officer, stockholder, director, partner or proprietor of the Borrower or any of its Subsidiaries to be excessive, based on the reasonable discretion of the compensation committee established by the Board of Directors of the Borrower, taking into consideration the financial circumstances of the Borrower or the applicable Subsidiary, the position and qualifications of such Person, and the compensation previously paid to such Person prior to the Closing Date.

          (c) The Borrower shall not permit any officer or director of the Borrower or any of its Subsidiaries to acquire or otherwise usurp any corporate opportunity rightfully belonging to the Borrower or any such Subsidiary in any manner which would constitute a breach of such officer's or director's duty of loyalty to the Borrower or any such Subsidiary.

     7.7 INVESTMENTS, LOANS. Except for periodic loans and advances in the ordinary course of business not to exceed $10,000.00 in the aggregate outstanding at any time, otherwise make, directly or indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

          (a) Stock of any Subsidiary created or acquired after the Closing Date in accordance with the other provisions of this Agreement, including without limitation, the provisions of Section 6.10 above, or with the prior written consent of the Lender;

          (b) Permitted Investment Securities; and

          (c) loans otherwise permitted by the provisions of Section 7.1(g) above.

     7.8 ERISA COMPLIANCE.

          (a) At any time engage in any "prohibited transaction" as defined in ERISA; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries pursuant to ERISA.

          (b) Engage in any transaction in connection with which the Borrower or any Subsidiary thereof could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

          (c) Terminate any Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any Subsidiary thereof to the PBGC.

          (d) Fail to make payment when due of all amounts which, under the provisions of any

Plan, the Borrower or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

          (e) Adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     7.9 CREDIT EXTENSIONS. Extend credit other than (a) normal and prudent extensions of credit to customers for goods and services in the ordinary course of business and (b) loans otherwise permitted by the provisions of Sections 7.1(g) above.

     7.10 CHANGE IN ACCOUNTING METHOD. Make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

     7.11 REDEMPTION, DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. Except for issuances of stock, redemptions and stock dividends required under Borrower's shareholders rights plan in effect on the Closing Date, otherwise at any time:

          (a) redeem, purchase, retire or otherwise acquire, directly or indirectly, any shares of its Stock or set aside any amount for such purpose;

          (b) declare or pay, directly or indirectly, (i) any dividend, except dividends paid to the Borrower or any Guarantor which is a direct parent of the Subsidiary paying a dividend, or (ii) any management or consulting fees, except management or consulting fees paid to the Borrower or any Guarantor;

          (c) make any other distribution of any Property, cash, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its Stock, other than issuance or distribution of Stock under any of the Borrower's employee stock option plans or employee stock purchase plans; or

          (d) redeem, purchase, defease or retire for value, or make any principal payment on, any Subordinated Indebtedness, prior to the date of any scheduled maturity, scheduled repayment or scheduled sinking fund payment thereon.

     7.12 CAPITAL EXPENDITURES. Permit the amount of payments made by the Borrower and its Subsidiaries, on a Consolidated basis, for Capital Expenditures, including those in respect of Capital Lease Obligations and Indebtedness permitted under Section 7.1(c) above, to exceed $2,100,000 in the aggregate for the period commencing on January 1, 1999 and ending on the Maturity Date.

     7.13 TANGIBLE NET WORTH. Permit the Tangible Net Worth of the Borrower and its Subsidiaries, on a Consolidated basis, at any quarter end to be less than $21,754,000. Additionally, such minimum level of Tangible Net Worth shall be automatically increased by the aggregate amount, if any, of all equity added to the consolidated balance sheet of the Borrower and its Subsidiaries after the Closing Date as a result of the Borrower's issuance and sale of its Stock or the permitted acquisition by the Borrower of the Stock or assets of any other Person.

     7.14 SALE OF RECEIVABLES. Sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse.

     7.15 SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

     7.16 CHANGE OF NAME OR PLACE OF BUSINESS. Permit the Borrower or any of its Subsidiaries to change its address, name, location of its chief executive office or principal place of business or the place it keeps its books and records, unless the Borrower has (a) notified the Lender of such change in writing at least thirty (30) days before the effective date of such change, (b) taken such action, reasonably satisfactory to the Lender, to have caused the Liens against all Collateral in favor of the Lender to be at all times fully perfected and in full force and effect and (c) delivered such certificates of Governmental Authorities as the Lender may require substantiating such name change.

     7.17 AVAILABILITY. Allow Availability to be less than zero at any time.

8. EVENTS OF DEFAULT AND REMEDIES.

     8.1 EVENTS OF DEFAULT. If any of the following events shall occur and be continuing, then the Lender may, with or without notice to the Borrower, take any or all of the following actions at the same or different times: (1) accelerate the Maturity Date and declare the Note, all Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Note, said Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding shall forthwith become immediately due and payable, without notice of acceleration, notice of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Borrower and each Guarantor; (2) terminate all or any portion of the Commitment and any obligation to issue any additional Letters of Credit; (3) demand that the Borrower and the Guarantors provide the Lender, and the Borrower and the Guarantors jointly and severally agree upon such demand to, provide cash collateral in an amount equal to the aggregate Letter of Credit Exposure Amount then outstanding, on terms and pursuant to documents in agreement and satisfactory in all respects to the Lender; and (4) exercise any and all other rights pursuant to the Loan Documents:

          (a) The Borrower shall fail to pay or prepay any principal of or interest on the Note, any Application, the Commitment Fees or any other Obligation hereunder as and when due and payable, whether at the due date thereof (by acceleration, lapse of time or otherwise) or at any date fixed for prepayment thereof in accordance with the other provisions of this Agreement; or

          (b) The Borrower or any Guarantor (I) shall fail to pay at maturity, or within any applicable period of grace, any other Indebtedness (excluding Indebtedness outstanding hereunder and accounts payable created in the ordinary course of business) in excess of $100,000 in principal amount unless such payment is being contested in good faith (by appropriate proceedings) and adequate reserves have been provided therefor, or (ii) shall default in any other manner with respect to any other Indebtedness (excluding Indebtedness outstanding hereunder and accounts payable created in the ordinary course of business) in excess of $100,000 in principal amount if the effect of any such default or event of default shall be to accelerate or to permit the holder of any such Indebtedness, at its option, to accelerate the maturity of such Indebtedness prior to the stated maturity thereof; or

          (c) Any representation or warranty made or deemed made in connection with any Loan Document shall prove to have been incorrect, false or misleading in any material respect when made or deemed to have been made; or

          (d) Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any Guarantor pursuant to the terms of any provision of this Agreement or any other Loan Document; or

          (e) Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $50,000 in the aggregate shall be rendered against the Borrower or any Guarantor, and the same shall remain undischarged for a period of thirty
(30) days during which execution shall not be effectively stayed or bonded; or

          (f) Any order shall be entered in any proceeding against the Borrower or any Guarantor decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for thirty (30) days; or

          (g) The Borrower or any Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

          (h) A change shall occur in the financial condition, business affairs or otherwise of the Borrower or any Guarantor, or in the value of the Collateral given as security for the Obligations hereunder, which does, or would or could reasonably be expected to, have a Material Adverse Effect; or

          (i) Any of the following shall occur: (1) a Reportable Event shall have occurred with respect to a Plan; (2) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan in a "distressed termination" under the provisions of Section 4041 of ERISA; (3) the receipt of notice by the Borrower, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (4) any other event or condition exists which might, in the opinion of the Lender, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (5) a Plan shall fail to maintain a minimum funding standard required by Section 412 of the Code for any plan year or a waiver of standard is sought or granted under the provisions of Section 412(d) of the Code; (6) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA; (7) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code; or (8) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default or default under any other agreement entered into by the Borrower or any ERISA Affiliate; or

          (j) One or more notices of Liens arising from unpaid federal, state or local taxes exceeding $50,000 in the aggregate shall be filed against any of the Properties or assets of the Borrower or any Guarantor, provided, however, that a reserve against the Borrowing Base will be established in an amount equal to the amount of any and all federal, state or local taxes less than such $50,000 aggregate threshold which are claimed to be owing by the Borrower under any such notices of Liens; or

          (k) This Agreement, the Note, any of the Security Documents or any other Loan Documents shall for any reason cease to be, or shall be asserted by the Borrower or any Guarantor, not to be, a legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Borrower not to be, a valid, first priority perfected Lien against any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

          (l) The Borrower fails to perform and observe, and/or cause to be performed and observed, all material covenants, provisions and conditions to be performed, discharged and observed by the Borrower under the terms of the Lockbox Agreement.

In addition, if any of the following events shall occur, then the Note, the Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding and payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Borrower and the Guarantors, become immediately due and payable and the Commitment and further obligation to issue any additional Letters of Credit shall be immediately and automatically terminated:

          (m) The Borrower or any Guarantor shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

          (n) Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower or any Guarantor, and the Borrower or such Guarantor, by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Borrower or any Guarantor, or granting relief to the Borrower or any Guarantor, or approving the petition in any such proceeding, and such order shall remain in effect for more than thirty (30) days; or

          (o) The Borrower or any Guarantor shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due; or

          (p) The Borrower or any Guarantor shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy.

Notwithstanding any provision to the contrary contained in this Section 8.1 or any other provision in this Agreement or any other Loan Document, the occurrence of any of the above-described Events of Default set forth in this Section 8.1 (in the case of any and all such Events of Default other than any Automatic Default) shall not entitle the Lender to exercise any rights or remedies available under this Agreement, any other Loan Document or applicable law unless and until any such Event of Default (in the case of any and all Events of Default other than any Automatic Default) shall be continuing for more than thirty (30) days after the occurrence of such Event of Default. Additionally, notwithstanding any provision to the contrary contained in the preceding sentence, in any other provision in this Agreement or in any other Loan Document, the occurrence of any of the above-described Events of Default set forth in this Section 8.1 (including any Automatic Default) shall not entitle the Lender to seek the appointment of a receiver or custodian for the Borrower or its operations or make any claims against or for any Receivables of the Borrower in accordance with the other provisions of this Agreement, any other Loan Document or applicable law unless and until (1) any such Event of Default which does not constitute an Automatic Default shall be continuing for more than thirty-five (35) days after the occurrence of such Event of Default or (2) any such Event of Default which constitutes an Automatic Default shall be continuing for more than five (5) days after the occurrence of such Event of Default. For purposes hereof, an "Automatic Default" means any event of the type which is specified in subparagraphs (a), (b), (c), (e), (f), (g), (k), (l), (m), (n), (o) or (p) above. Except as otherwise specifically provided for in the second sentence of this paragraph, each Automatic Default shall entitle the Lender to immediately exercise any and all remedies provided for in this Agreement, under any other Loan Document or under applicable law without requiring the requisite thirty (30) days to lapse prior to the Lender exercising any and all such available remedies.

       8.2 REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

9. MISCELLANEOUS.

     9.1 NO WAIVER. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise and no delay on the part of the Lender in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and the Lender shall operate as a waiver of any right or power of the Lender. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     9.2 NOTICES. All notices under the Loan Documents shall be in writing and either (i) delivered against receipt therefor, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telex, telecopy (promptly confirmed by mail, except for any notice pursuant to Section 4. l(a) hereof which need not be confirmed by mail) or telegram, in each case to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to the Lender, at such other address as shall be designated by the Lender in a notice to the Borrower given in accordance with this Section 9.2 or to such other address as a party may designate. The Borrower may change its address for purposes hereof by providing written notice of such address change to the Lender in accordance with the provisions of this Section 9.2, with any such change in address only being effective ten (10) Business Days after such change of address has been deemed given in accordance with the provisions hereof. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day after deposit of such notice into the mail); however, the notices required or permitted by Sections 2.2(a) and 4.1(a) hereof shall be effective only when actually received by the Lender.

     9.3 GOVERNING LAW. UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

     9.4 SURVIVAL: PARTIES BOUND. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender, provided that the undertaking of the Lender hereunder to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower shall not inure to the benefit of any successor or assign of the Borrower. The term of this Agreement shall be until the final maturity of the Note and the payment of all amounts due under the Loan Documents.

     9.5 COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     9.6 SURVIVAL. The obligations of the Borrower under Sections 2.3, 2.4(b), 2.9, 2.10(f), 9.8, 9.9, and 9.16 hereof shall survive the repayment of the Loans, the termination of the Commitment, and the cancellation or expiration of the Letters of Credit.

     9.7 CAPTIONS. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

     9.8 EXPENSES, ETC. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Borrower agrees to pay or reimburse the Lender on demand for the following: (a) the fees and expenses of Locke Liddell & Sapp LLP, counsel to the Lender, or any other legal counsel engaged by the Lender, in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) all out-of-pocket costs and expenses (including attorneys' fees) of the Lender in connection with the enforcement of this Agreement, the Letters of Credit or any other Loan Documents; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Loan Document or any document referred to herein or therein; and (e) expenses of the Lender's field examination described in Section 4.2(i) above incurred prior to or as of the Closing Date.

     9.9 INDEMNIFICATION. THE BORROWER AGREES TO INDEMNIFY THE LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS) OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY (a) ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY EXTENSION OF CREDIT (WHETHER A LOAN OR A LETTER OF CREDIT) BY THE LENDER HEREUNDER, (b) BREACH BY THE BORROWER OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (c) VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING ANY REQUIREMENTS OF ENVIRONMENTAL LAW, (d) LIENS OR SECURITY INTERESTS GRANTED ON ANY PROPERTY PURSUANT TO OR UNDER THE LOAN DOCUMENTS, TO THE EXTENT RESULTING FROM ANY HAZARDOUS SUBSTANCE LOCATED IN, ON OR UNDER ANY SUCH PROPERTY, (e) OWNERSHIP BY THE LENDER OF ANY PROPERTY FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, LOCATED IN, ON OR UNDER SUCH PROPERTY PRIOR TO OR AT THE TIME OF SUCH FORECLOSURE, INCLUDING LOSSES, LIABILITIES, CLAIMS OR DAMAGES WHICH ARE IMPOSED UPON PERSONS UNDER LAWS RELATING TO OR REGULATING HAZARDOUS SUBSTANCES, SOLELY BY VIRTUE OF OWNERSHIP, (f) THE LENDER BEING DEEMED AN OPERATOR OF ANY SUCH PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY AT OR PRIOR TO THE OF ANY FORECLOSURE THEREON UNDER THE LOAN DOCUMENT, OR (g) INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING, AND THE BORROWER AGREES TO REIMBURSE THE LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS, UPON DEMAND FOR ANY REASONABLE EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR PROCEEDING, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY A PERSON OR ANY AFFILIATE THEREOF OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL OR AGENTS BY REASON OF (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE OR LENDER OR (ii) OWNERSHIP OR

OPERATION OF ANY PROPERTY BY THE LENDER FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS IF SUCH LOSSES, LIABILITIES, ETC. ARE ATTRIBUTABLE SOLELY TO THE POST-FORECLOSURE ACTIONS OF THE LENDER. PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF NOTICE OF ANY CLAIM OR THE COMMENCEMENT OF ANY ACTION, SUCH INDEMNIFIED PERSON SHALL, IF ANY CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST THE BORROWER UNDER THIS SECTION 9.9, NOTIFY THE BORROWER IN WRITING OF THE CLAIM OR THE COMMENCEMENT OF THAT ACTION. THE BORROWER SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY SUCH CLAIM OR ACTION INVOLVING THE PAYMENT OF MONETARY DAMAGES EFFECTED WITHOUT ITS WRITTEN CONSENT, NOT TO BE UNREASONABLY WITHHELD. IF ANY SUCH CLAIM OR ACTION SHALL BE BROUGHT AGAINST AN INDEMNIFIED PERSON, IT SHALL NOTIFY THE BORROWER THEREOF, AND THE BORROWER SHALL BE ENTITLED TO PARTICIPATE IN THE JOINT DEFENSE THEREOF.

     9.10 AMENDMENTS, WAIVERS, ETC. No amendment, modification or waiver of any provision of this Agreement, the Note, or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by the Lender and the Borrower, if any, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.11 SUCCESSORS AND ASSIGNS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective successors and permitted assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

          (b) The Lender may sell participations to any Person in all or part of any Loan, or all or part of the Note, the Letter of Credit Exposure Amount, or the Commitment, to another bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 9.9, 9.15, and 9.18 shall inure to the benefit of each purchaser of a participation. In the event the Lender shall sell any participation, (i) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents (including the Note), (ii) the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans and Letter of Credit Exposure Amount, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Lender and (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Lender hereunder, and (iii) the Borrower agree, to the fullest extent they may effectively do so under applicable law, that any participant of the Lender may exercise all rights of setoff, bankers' lien, counterclaim, or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if the Lender has previously given notice of such participation to the Borrower.

          (c) The Lender reserves the right to assign portions of the Loans and Commitment to other lenders who will become parties to this Agreement and the other Loan Documents (with a corresponding reduction in Lender's share of the total Loans and Commitment). Borrower shall execute any and all documents (including, without limitation, a replacement promissory note) reasonably required to effectuate any such assignment so long as Borrower's rights and obligations under the Loan Documents are not materially adversely affected.

          (d) The Lender may, in connection with any participation or proposed participation or assignment pursuant to this Section 9.11, disclose to the participant or proposed participant or assignee any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided, however, that as a condition to any such disclosure of information relating to the Borrower, the Lender shall require such proposed participant or assignee to agree in writing to keep confidential all information with respect to the Borrower furnished to it by the Lender in connection with any proposed assignment or participation (other than information generally available to the public or otherwise available to the Lender on a non-confidential basis).

          (e) Notwithstanding anything herein to the contrary, the Lender may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

     9.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower and the Lender relating to the subject matter hereof and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Any conflict between the provisions of this Agreement and the provisions of any other Loan Documents shall be governed by the provisions of this Agreement. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

     9.13 SEVERABILITY. If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     9.14 DISCLOSURES. Every reference in the Loan Documents to disclosures of the Borrower to the Lender in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Lender in an orderly manner prior to or concurrently with the execution hereof.

     9.15 CAPITAL ADEQUACY.

          (a) If after the date of this Agreement, the Lender shall have determined that the adoption or effectiveness (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of the Lender (or any holding company of which the Lender is a part) as a consequence of its obligations hereunder or under any Letter of Credit or the Note to a level below that which the Lender or holding company could have achieved but for such adoption, change or compliance by an amount deemed by the Lender to be material, then from the to time, upon demand by the Lender (with a copy to the Lender), the Borrower agrees to pay to the Lender such additional amount or amounts as will compensate the Lender or holding company for such reduction.

          (b) The certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender or its holding company as specified in Subsection 9.15(a) above (and setting forth the calculation thereof in reasonable detail) shall be conclusive and binding, absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within five days after the Lender delivers such certificate. In preparing such certificate, the Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     9.16 TAXES.

          (a) As used in this Section 9.16, the following terms shall have the following meanings:

                    (i) "INDEMNIFIABLE TAX" means any Tax, but excluding, in any case, any Tax that (a) would not be imposed in respect of a payment to a holder of the Note under this Agreement, under the Note held by such holder or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder's (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Note held by such holder or any other Loan Documents, or (b) is imposed under United States federal income tax law or any state income tax law.

                    (ii) "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a holder of the Note under this Agreement, under the Note or under any of the other Loan Documents.

          (b) If the Borrower is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement, under the Note or under any other Loan Documents, then the Borrower shall (i) promptly notify the holder of the Note that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such holder an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder, evidencing such payment to such Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law to such holder, in addition to whatever net amount of such payment is paid to such holder, such additional amount as is necessary to ensure that the total amount actually received by such holder (free and clear of Indemnifiable Tax) will equal the full amount of the payment such holder would have received had no such deduction or withholding been required. If the Borrower pays any additional amount to a holder pursuant to the preceding sentence and such holder shall receive a refund of an Indemnifiable Tax with respect to which, in the good faith opinion of such holder, such payment was made, such holder shall pay to the Borrower the amount of such refund promptly upon receipt thereof.

          (c) In the event that any Governmental Authority notifies the Borrower that it has improperly failed to withhold or deduct any Tax from a payment received by any holder of the Note under this Agreement, under the Note held by such holder or under any other Loan Documents, the Borrower agrees to timely and fully pay such Tax to such Governmental Authority and such holder shall, upon receipt of written notice of such payment, immediately pay to the Borrower, an amount necessary in order that the amount of such payment to the Borrower after payment of all Taxes with respect to such payment, shall equal the amount that the Borrower paid to such Governmental Authority pursuant to this clause (c).

          (d) The holder of the Note shall, upon request by the Borrower, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Borrower under this Agreement, under the Note or under any other Loan Documents if such measures can, in the sole and absolute opinion of such holder, be taken without such holder suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such holder shall be required to designate a funding office that is not located in the United States of America).

          (e) Notwithstanding the foregoing, in no event shall the amount payable under this Section 9.16 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or the Note, exceed the Highest Lawful Rate or the maximum amount of interest permitted to be charged by applicable laws.

     9.17 RELEASE OF CLAIMS. BORROWER HEREBY RELEASES, DISCHARGES, AND ACQUITS FOREVER LENDER AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, AND COUNSEL FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF. AS USED IN THIS PARAGRAPH, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, AT LAW OR IN EQUITY, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATION OF LAWS OR REGULATIONS OR OTHERWISE. THIS RELEASE SHALL BE BINDING UPON THE BORROWER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL INCLUDE AND RUN IN FAVOR OF THE LENDER, ITS SUCCESSORS AND ASSIGNS, DIRECTORS, OFFICERS, TRUSTEES, AGENTS, SERVANTS, EMPLOYEES AND ATTORNEYS, PAST AND PRESENT.

     9.18 RIGHT OF SETOFF. The Lender is hereby authorized at any the and from time to time, without notice to the Borrower or any of the Guarantors (any such notice being expressly waived by the Borrower and by the Guarantors by their execution of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower or any such Guarantor against any and all of the Indebtedness arising in connection with this Agreement irrespective of whether or not the Lender shall have made any demand under this Agreement, the Note, or any other Loan Document. The Borrower and each of the Guarantors (by their execution of a Guaranty) also hereby grants to the Lender a security interest in and hereby transfers, assigns, sets over, and conveys to the Lender, as security for payment of all Loans and Letter of Credit Exposure Amount, all such deposits, funds or property of the Borrower or any such Guarantor or Indebtedness of the Lender to the Borrower or any such Guarantor. Should the right of the Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lender shall make restitution or refund to the Borrower or such Guarantor, as applicable. The Lender agrees to promptly notify the Borrower after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Lender may have.

     9.19 ADDITIONAL PROVISIONS REGARDING COLLECTION OF RECEIVABLES: CONTROL INVENTORY AND OTHER COLLATERAL.

          (a) The Borrower hereby designates and constitutes the Lender or the Lender's designee as the Borrower's attorney-in-fact with power to do each of the following: (i) to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidence of payment of any Receivables or any other Collateral that may come into its possession; (ii) to sign or endorse the Borrower's name on any invoice, bill of lading or other title or ownership documents relating to any Receivables or inventory, drafts against any customers of the Borrower, assignments and verifications of Receivables and notices to customers of such Borrower; (iii) to send verifications of Receivables; (iv) to notify the U.S. Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender may designate at any time after the occurrence of any Event of Default which has not been waived in writing by the Lender or cured to the satisfaction of the Lender; (v) to exercise any of the Borrower's rights and privileges under any and all of the Borrower's manufacturing service agreements with any customer of the Borrower after the occurrence of any Event of Default which is then continuing; and (vi) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved by the Borrower, and said attorneys or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Lender or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Commitment is terminated.

          (b) The Lender, without notice to or consent of the Borrower, at any time after the occurrence of an Event of Default which is then continuing, (i) may sue upon, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any instruments or insurance applicable thereto and/or release any account debtor thereon; (ii) is authorized and empowered to accept or direct shipments of inventory and accept the return of the goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

          (c) Nothing herein contained shall be construed to constitute the Borrower as agent of the Lender for any purpose whatsoever, and the Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Lender's act or omission constituted gross negligence of willful conduct). The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Lender's error, omission or delay constituted gross negligence or willful misconduct). The Lender does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

          (d) Upon the occurrence and during the continuation of any Event of
Default: (i) if any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for, the account of the Borrower and to charge the Borrower's account therefor; and (ii) the Borrower shall notify the Lender if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Lender shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Receivables.

          (e) Upon the occurrence and continuation of any Event of Default, the Lender may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lenders' interests and to report to the Lender thereon. The Borrower hereby agrees to cooperate with any such custodian and to do so whatever the Lender may reasonably request to preserve the Collateral. All costs and expenses incurred by the Lender by reason of the employment of the custodian shall be charged to the Borrower's account and added to the Obligations.

     9.20 LIMITATION OF INTEREST. The Borrower and the Lender intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 9.20 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Loans and the Commitment. In no event shall the Borrower or any other Person be obligated to pay, or the Lender have any right or privilege to reserve, receive or retain, (Y) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other state, or (Z) total interest in excess of the amount which the Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate. On each day, if any, that the Stated Rate or such other rate, respectively, or any rate called for under any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate or such other rate, respectively, unless and until the Stated Rate or such other rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 9.20, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loans or the Note is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Lender at any time, including the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to the Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     9.21 JOINT AND SEVERAL OBLIGATIONS. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, the Borrower and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations, warranties and obligations contained and set forth in this Agreement or in any other Loan Document to which they are a party.

     9.22 REPLACEMENT OF EXISTING CREDIT FACILITY. Effective as of the Closing Date, this Agreement, together with the Loan Documents, supersedes and replaces the Credit Facility evidenced by that certain Amendment and Restatement of Credit Agreement dated effective June 25, 1998, executed by and between the Lender and the Borrower, as amended by that certain First

Amendment to Credit Agreement dated effective September 24, 1998, executed by and between the Lender and the Borrower.



              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

THIS CREDIT AGREEMENT, TOGETHER WITH ALL OTHER LOAN DOCUMENTS (AS DEFINED HEREIN) CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES TO IT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    XETEL CORPORATION,
                                    a Delaware corporation

                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    Address for Notices:
                                    2105 Gracy Farms Lane
                                    Austin, Texas 78758
                                    Attention: Chief Financial Officer


                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    Addresses for Notices:
                                    712 Main, 24 CBBE 74
                                    Houston, Texas  77002
                                    Attention:  Mr. Bruce Shilcutt

                                    Domestic Lending Office:
                                    712 Main
                                    Houston, Texas 77002

                                  Austin, Texas

$20,000,000.00                                                   August 2, 1999

         FOR VALUE RECEIVED, XETEL CORPORATION, a Delaware corporation ( herein called "Borrower"), promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (herein called "Payee"), at its banking office located at 700 Lavaca, Austin, Texas, 78701, or at such other place as Payee may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of TWENTY MILLION DOLLARS ($20,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided for in the Credit Agreement and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided, that for the full term of this note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

         If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Highest Lawful Rate, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Highest Lawful Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         This note has been issued pursuant to the terms of a Credit Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Credit Agreement") of even date herewith, by and among Borrower and Payee, to which reference is made for all purposes. This note is the Note under the terms of the Credit Agreement, and advances against this note by Payee or other holder hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

         The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Borrower. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Borrower's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Borrower's entitlement to credit for that payment as of the date received by the holder.


                                    EXHIBIT A
                                                               Page 1 of 2 Pages

         Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.


                                    XETEL CORPORATION,
                                    a Delaware corporation



                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    EXHIBIT A
                                                               Page 2 of 2 Pages

                              OFFICER'S CERTIFICATE


                               Date:
                                    -------------

Chase Bank of Texas, National Association
712 Main, 24 CBBE 74
Houston, Texas  77002
Attention: Mr. Bruce Shilcutt

         Re: Financial Statements Required under Credit Agreement (as the same may have been amended, modified and restated from time to time, the "CREDIT AGREEMENT") dated as of August 2, 1999, by and among Xetel Corporation and Chase Bank of Texas, National Association

Gentlemen:

         Capitalized words and phrases used herein and not defined herein and defined in the Credit Agreement are used herein with the same meanings as are assigned to them in the Credit Agreement.

         The undersigned hereby certifies, warrants and represents to the addressee named above that to the best knowledge of the undersigned:

(1) He or she is the duly appointed and acting Financial Officer of Borrower;

(2) The attached financial statements dated as of ________________were prepared in conformity with GAAP consistently applied, subject only to normal and customary adjustments and excluding footnotes except for such financial statements as the end of a fiscal quarter or fiscal year, and present fairly the financial position of Borrower and its Subsidiaries, on a Consolidated and consolidating basis, as of the date thereof and the results of its operations for the period covered thereby.

(3) The following constitute true, correct and complete financial calculations for the Borrower and its Subsidiaries, on a Consolidated basis, as of the end of the period covered by the attached financial statements:

         (a)      CAPITAL EXPENDITURES:

                  (i)      Aggregate Capital Expenditures of Borrower and its
                           Subsidiaries on or after January 1, 1999              $
                                                                                  ------------

                  (ii)     Maximum allowable Capital Expenditures of Borrower
                           and its Subsidiaries                                  $ 2,100,000


                                    EXHIBIT B
                                Page 1 of 1 Pages

         (b)      TANGIBLE NET WORTH:

                  (i)      Actual Tangible Net Worth of Borrower and its
                           Subsidiaries on a Consolidated basis                  $
                                                                                  ------------

                  (ii)     Tangible Net Worth of Borrower and its Subsidiaries
                           on a Consolidated basis as of fiscal year ending
                           March 27, 1999                                        $22,754,000

                  (iii)    Aggregate amount of equity added to Borrower's
                           balance sheet after March 27, 1999 due to issuance
                           and sale of Borrower's Stock or permitted acquisition
                           of Stock or assets of another Person                  $
                                                                                  ------------

                  (iv)     Required Tangible Net Worth of Borrower and its
                           Subsidiaries on a Consolidated Basis [Line (ii) plus
                           Line (iii) less $1,000,000]                           $
                                                                                  ------------



         (c)      INTEREST COVERAGE RATIO:

                  (i)      EBITDA:                                               $
                                                                                  ------------

                  (ii)     Capital Expenditures:                                 $
                                                                                  ------------

                  (iii)    Adjusted EBITDA [Line (i) less Line (ii)]:            $
                                                                                  ------------

                  (iv)     Interest Expense:                                     $
                                                                                  ------------

                  (v)      Actual Interest Coverage Ratio [ratio of Line (iii)
                           to Line (iv)]:                                              to 1.00
                                                                                ------


                                    EXHIBIT B
                                                                          Page 2

         (d)      LEVERAGE RATIO:

                  (i)      Funded Indebtedness                                   $
                                                                                  ------------

                  (ii)     Market value of Permitted Investment Securities held
                           in pledged Chase Securities account                   $
                                                                                  ------------

                  (iii)    Adjusted Funded Indebtedness [Line (i) less Line
                           (ii)]                                                 $
                                                                                  ------------

                  (iv)     EBITDA                                                $
                                                                                  ------------

                  (v)      Recognized losses for pre-approved write-offs of
                           inventory and Receivables                             $
                                                                                  ------------

                  (vi)     Adjusted EBITDA [Line (iv) plus Line (v)]             $
                                                                                  ------------

                  (vii)    Actual Leverage Ratio [ratio of Line (iii) to Line
                           (vi)]                                                       to 1.00
                                                                                 ------


         (e)    EBITDA:

                  (i)      Net Income:                                           $
                                                                                  ------------

                  (ii)     Interest Expense:                                     $
                                                                                  ------------

                  (iii)    Depreciation and amortization:                        $
                                                                                  ------------

                  (iv)     Federal, state and local income taxes:                $
                                                                                  ------------

                  (v)      Actual EBITDA [sum of (i), (ii), (iii) and (iv)]


(4) The undersigned hereby certifies to his or her best knowledge as follows:


                                   EXHIBIT B
                                                                          Page 3

(a) each representation or warranty of Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and of this date, except for (i) those representations and warranties which relate only to the Closing Date or
         (ii) such changes in the representations and warranties otherwise permitted by the terms of the Credit Agreement;

(b) no Event of Default or Default under the Credit Agreement has occurred and is still continuing; and

(c) neither the Borrower or nor any of its Subsidiaries is in default in the due performance of any covenant on its part in the Credit Agreement or any other Loan Documents.


                                                -------------------------------
                                                Name:
                                                     --------------------------

                                   EXHIBIT B
                                                                          Page 4

                         REQUEST FOR EXTENSION OF CREDIT


                              Date:
                                   -------------

Chase Bank of Texas, National Association
712 Main, 24 CBBE 74
Houston, Texas 77002
Attention: Mr. Bruce Shilcutt

         Re: Loan under Credit Agreement dated as of July _____, 1999, by and between Xetel Corporation and Chase Bank of Texas, National Association (as the same may have been amended, modified and/or restated from time to time, the "CREDIT AGREEMENT")

Gentlemen:

         Capitalized words and phrases used herein, but not defined herein, shall have the same meanings as are ascribed to them in the Credit Agreement.

     Borrower requests that a Loan be made under the Credit Agreement in the amount of $________ and that such Loan be made on ________, 19__, which is a Business Day (unless this request for a Loan is received by Agent after 1:00 p.m., Austin, Texas time, in which case, then on the next to occur Business Day hereafter).

         The Loan is to be an (CHECK ONE)    Alternate Base Rate Borrowing LIBOR
Borrowing. If the Loan is to be a LIBOR Borrowing, the Interest Period is to be
(CHECK ONE)    one    two    three    six months.

         [Borrower further requests that simultaneously with the making of the Loan described above, the current [Alternate Base Rate Borrowing] [LIBOR Borrowing] which matures on the same day that said Loan is to be made (i) be converted to a LIBOR Borrowing with the same Interest Period selected for such Loan and (ii) have its unpaid principal balance be combined with the new Loan so that the aggregate thereof is treated as a single LIBOR Borrowing for the Interest Period designated for the new Loan above and for all other purposes in the Credit Agreement.]

         Borrower hereby represents and warrants as follows:

         (i) each representation or warranty of Borrower contained in the Credit Agreement is true in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and of this date, except for (1) those representations and warranties which relate only to the Closing

                                   EXHIBIT C
                                                                          Page 1

                  Date or (2) such changes in the representations and warranties otherwise permitted by the terms of the Credit Agreement;

         (ii) no Event of Default or Default under the Credit Agreement has occurred and is still continuing;

         (iii) neither the Borrower, nor any of its Subsidiaries, is in default in the due performance of any covenant on its part in the Credit Agreement or any other Loan Documents;

         (iv) the business and operations of Borrower and all of its Subsidiaries, as conducted at all times relevant to the transactions contemplated by the Credit Agreement to and including the close of business on the date hereof, have been and are in compliance with all applicable Legal Requirements materially affecting the business and operations of Borrower or any of its Subsidiaries.

         The undersigned Responsible Officer executing this Request for Extension of Credit on behalf of Borrower is the duly elected, qualified and acting ____________.


                                   XETEL CORPORATION,
                                   a Delaware corporation

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   EXHIBIT C
                                                                          Page 2

                              RATE SELECTION NOTICE


         Xetel Corporation (the "Borrower"), and Chase Bank of Texas, National Association (the "Lender") executed and delivered that certain Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of July ___, 1999. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Credit Agreement.

         In accordance with the Credit Agreement, Borrower hereby notifies the Lender of the exercise of an Interest Option.

E.       CURRENT BORROWING(S)

         1.       Interest Option now in effect:
                                                                                 -------------
         2.       Amount:                                                       $
                                                                                 -------------

         3.       Expiration of current Interest Period,
                  if applicable:                                                 ______, 199__


F.       PROPOSED BORROWING

         1.       Amount:                                                       $
                                                                                 -------------

         2.       Date Interest Option is to be effective:                       ______, 199__


         3.       Interest Option to be applicable
                  (check one):

                  [  ]     Alternate Base Rate

                  [  ]     LIBOR Rate

         4.       Interest Period (check one if applicable):

                  [  ]     1 month                   [  ]     3 months

                  [  ]     2 months                  [  ]     6 months


                                    EXHIBIT E
                                                                          Page 1

         Borrower represents and warrants that the Interest Option and the Interest Period (if applicable) selected above comply with all provisions of the Credit Agreement and that there exists no Event of Default or Default under the Credit Agreement.


                                   XETEL CORPORATION,
                                   a Delaware corporation

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------




                                    EXHIBIT E
                                                                          Page 2

                             SECRETARY'S CERTIFICATE

         I, the undersigned, do hereby certify that I am the duly elected and acting Secretary of XETEL CORPORATION (the "Company"), a Delaware corporation; that the Company is duly organized and existing under the laws of the State of Delaware; that all franchise and other taxes required to maintain the Company's existence have been paid when due and that no such taxes are delinquent; that no proceedings are pending for the forfeiture of the Company's Certificate of Incorporation or for the Company's dissolution, voluntarily or involuntarily; that the Company is fully qualified and in good standing to do business in the State of Texas and all other jurisdictions in which the nature of its business requires it to be qualified; that there is no provision of the Certificate of Incorporation or Bylaws of the Company limiting the power of the Board of Directors to pass the resolution set forth below; that as of the 15th day of August, 1996, at a meeting of the Board of Directors of the Company duly called and held in accordance with applicable law and the Bylaws of the Company, the following resolutions have been duly adopted; that said resolutions have been recorded in the minute books of the Company kept by me, are in accord with and pursuant to the Certificate of Incorporation and Bylaws of the Company, have not been amended, modified, superseded or revoked, and are now in full force and effect, to-wit:

         RESOLVED, that one (1) of the following officers or employees of this Company, herein called "Authorized Persons," whether one or more:

         Angelo A. DeCaro          President and Chief Executive Officer
         Richard S. Chilinski      Vice President, Chief Financial Officer, &
                                   Assistant Secretary

         are hereby authorized for and on behalf of and as the act and deed of this Company to borrow money or to obtain credit from TEXAS COMMERCE BANK NATIONAL ASSOCIATION, now known as Chase Bank of Texas, National Association ("Bank"), in such amounts, for such times, in such forms (including, but not limited to, notes, facilities, acceptances, letters of credit and overdrafts) and upon such terms as may be deemed by such Authorized Persons to


                                    EXHIBIT E
                                                                          Page 3
         be advisable; to renew and extend from time to time any such loan or credit arrangement; to execute and deliver to Bank, in such form as may be required by Bank, notes, loan agreements, drafts, letters of credit applications and other instruments and documents relating to any indebtedness owing by this Company to Bank or relating to any other arrangement whereby Bank extends credit to this Company, whether fixed or contingent; to mortgage, hypothecate, encumber, pledge, assign or transfer to Bank, or otherwise subject to any lien or security interest in favor of Bank, as security for any such indebtedness, any property of this Company, real or personal, tangible or intangible; to sell to Bank with or without recourse, any of this Company's notes, bills receivable, acceptances or other paper, whether or not negotiable; and to take all such other actions as such Authorized Persons may deem to be necessary or desirable, or as Bank may require, to consummate any transaction contemplated in these resolutions.

         FURTHER RESOLVED, that Bank be and it hereby is authorized to credit this Company on Bank's books with the proceeds as directed by such Authorized Persons, whether to the order of any of said persons in his individual capacity or not, and whether such proceeds are deposited to the individual credit of any such person or not.

         FURTHER RESOLVED, that the foregoing authority shall be and continue in full force and effect until revoked or modified by written notice actually delivered to the President or a Vice President of Bank; provided that such revocation shall not be effective with respect to any exercise of any said authority prior to the receipt by Bank of such notice.

         I further certify that the following are the duly elected and incumbent officers of the Corporation, that each holds the office set forth opposite his or her name, that the true and correct signature of such officer is as set forth beside his or her name and that the seal affixed hereto is the authentic seal of the Corporation:


         PRINT NAME                                  TITLE                              SIGNATURE

         ANGELO A. DeCaro                    President/Chief

         --------------------
                                             Financial Officer

         RICHARD CHILINSKI                   Vice President/

         --------------------
                                             Chief Financial Officer

         --------------------                Secretary

         --------------------



                                    EXHIBIT E
                                                                         Page 4

         I further certify that the Certificate of Incorporation and Bylaws of the Company previously furnished to the Lender in connection with existing indebtedness of the Company are unchanged and remain in effect to the date of this certificate.

         IN WITNESS WHEREOF, I have hereunto subscribed my hand by order of the Board of Directors thereof on this day of July, 1999.


                                            ------------------------------------
                                            Secretary of Xetel Corporation



         I do hereby certify that I am the duly elected and acting _______________ of Xetel Corporation and that _______________, is the duly elected and acting Secretary of Xetel Corporation.


                                    --------------------------------------------
                                           President of Xetel Corporation




                                    EXHIBIT E
                                                                         Page 5

                           BORROWING BASE CERTIFICATE


                            [To Be Supplied By Chase]











                                    EXHIBIT H